Exhibit 10.13

Dated the 28th day of July 2022

SUN HUNG KAI REAL ESTATE (SALES

AND LEASING) AGENCY LIMITED

(Agent for the Owner)

AND

HWS SPA HOLDINGS LIMITED

TENANCY AGREEMENT

of

Shop No. 1117 on Level 1 of

the Commercial Accommodation of the development

at 9 Long Yat Road, Yuen Long, New Territories, Hong Kong

erected on The Remaining Portion of Yuen Long Town Lot No. 507

INDEX OF CONTENTS

	SECTION I - AGREEMENT	1
1.	Premises, Term and Rent	1

	SECTION II - RENT AND OTHER CHARGES	2
2.1	Rent and Other Charges	2
2.2	Air-Conditioning and Management Charges	2
2.3	Utility Charges and Deposits	3
2.4	Rates & Taxes	4
2.5	Promotion Levy	5
2.6	Interest and Legal Costs	6

	SECTION III -TENANT’S OBLIGATIONS	6
3.1	Compliance with Ordinances	6
3.2	To Fit Out Premises	6
3.3	To Keep the Interior in Good Repair	7
3.4	Replacement of Windows	8
3.5	(a) Installation of Telephone Cables	8
	(b) Electrical and Gas Installations	8
	(c) Air-conditioning System	9
	(d) Checking of Condition and Appliances	9
3.6	Sanitary and Water Apparatus	9
3.7	Cleaning of Drains, Air Filter/Extractor Units	9
3.8	Indemnity against Loss/Damage from Interior Defects	10
3.9	Contents	10
3.10	Protection from Typhoons	10
3.11	Entry by Landlord	10
3.12	To Execute Repairs on Receipt of Notice	11
3.13	Inform Landlord of Damage	11
3.14	Infestation	11
3.15	Damage to Building	11
3.16	To Comply with Government Lease	11
3.17	To Comply with Deed of Mutual Covenant, House Rules, General Rules, Car Park Rules and Club Rules	12
3.18	Viewing and Letting and Selling Notices	12
3.19	Contractors, Servants, Agents, Licensees, Visitors	12

i

3.20	Load and Unload through Cargo Lift	12
3.21	Refuse and Garbage Removal	12
3.22	Window Cleaning	12
3.23	Conduct of Business	13
3.24	Yield Up the Said Premises and Handover	19
3.25	Indemnity and Insurance	20
3.26	Keep and Maintain Electricity and Water Supply Accounts	21
3.27	Security System	21
3.28	Adjacent Excavation Of Shoring	22
3.29	Pipes And Conduits	22

	SECTION IV - LANDLORD’S OBLIGATIONS	22
4.1	Quiet Enjoyment	22
4.2	Government Rent	22

	SECTION V - RESTRICTIONS AND PROHIBITIONS	23
5.1	Installations and Alterations	23
5.2	Injury to Main Walls	26
5.3	Damage to Walls, Ceilings and Floors	26
5.4	Damage to Common Areas	26
5.5	Nuisance or Annoyance	26
5.6	Noise	27
5.7	Signs	27
5.8	User	28
5.9	Illegal or Immoral Use	28
5.10	Unlawful or Dangerous Goods	28
5.11	Obstructions	28
5.12	Prevention of Odours	29
5.13	Animals, Pets	29
5.14	Subletting, Assigning	29
5.15	Breach of Government Lease or Deed of Mutual Covenant	30
5.16	Breach oflnsurance Policy	30
5.17	Aerials	31
5.18	Air-conditioning	31
5.19	Use of Common Areas	31
5.20	Food Restriction	31
5.21	Locks	32
5.22	Sale Of Liquor	32

ii

5.23	Tenant’s Association	32

	SECTION VI - EXCLUSIONS	32
6.1	(a) Common Services and Facilities	32
	(b) Electricity/Gas/Water Supply	32
	(c) Fire and Overflow of Water, Vermin	33
	(d) Non-enforcement	33
	(e) Security	33
	(f) Vehicles	34
6.2	Exemptions Extend to Landlord’s Agent and Manager	34
6.3	No Duty for Landlord to Insure	34
6.4	No Claim for Landlord’s Works	34

	SECTION VII - ABATEMENT OF RENT	35

7.	Abatement	35

	SECTION VIII-DEFAULT	36

8.1	Default	36
8.2	Exercise of Rights
8.3	Acceptance of Rent
8.4	Acts of Contractors, Guests, Servants, Agents, Licensees and Visitors
8.5	Distraint

	SECTION IX - DEPOSIT
9.1	Deposit
9.2	Increase of Deposit
9.3	Repayment of Deposit
9.4	Deposit Not Rent
9.5	Transfer of Deposit

	SECTION X - INTERPRETATION AND MISCELLANEOUS
10.1	Condonation Not a Waiver
10.2	Definition of Common Areas and Common Services and Facilities
10.3	Name of Development
10.4	Introduction of Rules and Regulations
10.5	Service of Notices

iii

10.6	No Fine
10.7	Exclusion of Warranties
10.8	Special Conditions
10.9	Joint and Several Liability
10.10	Genders and Plurals
10.11	Marginal Notes, Headings and Index
10.12	Stamp Duty and Costs
10.13	Each Provision Independent and Severable
10.14	Sale and Demolition
10.15	Time
10.16	Governing Law
10.17	Description of Premises
10.18	Rights of Third Party

THE FIRST SCHEDULE

Part I	-	Particulars of the Landlord
Part II	-	Particulars of the Tenant Part
III	-	Particulars of Premises Part
IV	-	Particulars of Term
Part V	-	Particulars of Rent
Part VI	-	Particulars of Air-Conditioning and Management Charges
Part VII	-	Particulars of Deposit
Part VIII	-	Business Hours
Part IX	-	Promotion Levy

THE SECOND SCHEDULE - User

THE THIRD SCHEDULE - Special Conditions

THE FOURTH SCHEDULE - Exception and Reservations

SIGNATURES

iv

THIS TENANCY AGREEMENT	made this 28th day of July Two thousand and twenty two

Parties	BETWEEN the party named and described as Landlord in Part I of the First Schedule hereto (hereinafter referred to as "the Landlord", which expression shall where the context admits include its successor(s) in title and assign(s) or company(ies) for the time being entitled to the immediate reversion expectant upon the term hereby created) of the one part and the party named and described as Tenant in Part II of the First Schedule hereto (hereinafter referred to as "the Tenant") of the other part.

WHEREBY IT IS AGREED as follows:-

SECTION I

AGREEMENT

Premises Term Rent	1.	In consideration of the rent and the Tenant's covenants hereinafter reserved and contained, the Landlord hereby lets to the Tenant All Those the premises more particularly described in Part III of the First Schedule hereto (hereinafter referred to as "the said premises") Together with the use in common with the Landlord and all others having the like right of such of the entrances staircases landings passages lifts escalators and air cooling and heating services in the said building (if any and whenever the same shall be operating) and such other common areas and common services and facilities in the building of which the said premises form part (hereinafter referred to as "the said building") insofar as the same are necessary for the proper use and enjoyment of the said premises ( except insofar· as the Landlord and/or the manager of the said building may from time to time restrict such use) for the term specified in Part IV of the First Schedule hereto (hereinafter referred to as "the said term") EXCEPT AND RESERVED unto the Landlord and the manager of the said building and all persons authorized by the Landlord or the manager of the said building (i) all such rights and privileges as are reserved unto the Landlord and/or the manager of the said building under, if any, the Deed Mutual Covenant and (if any) the Management Agreement of the said building (hereinafter referred to as "the Deed", which expression shall also mean and include any and all such supplemental deed(s), supplemental agreement(s) and variation(s) and amendment(s) thereto) and (ii) such other rights and easements as specified in the Fourth Schedule hereto YIELDING AND PAYING therefor throughout the said term the rent as set out in Part V of the First Schedule hereto and, if payable by the Tenant hereunder and as set out in Part VI of the First Schedule hereto, the Air-Conditioning and Management Charges and other charges ( all of which are unless the context otherwise requires hereinafter included under the term "the rent") which shall be paid together with all other outgoings incurred in respect of the said premises in advance clear of all deductions whatsoever (whether legal or equitable) by consecutive monthly payments on the first day of each calendar month the first and the last of such payments to be apportioned according to the number of days respectively in the first and the last month of the said term as included in the said term and the first of such payments shall be made upon the signing hereof. If the day on which the rent and other charges and (if any) rates fall due for payment under this Agreement is a public holiday, the relevant payment shall be deemed due and be payable on the preceding business day.

SECTION II

RENT AND OTHER CHARGES

	2.	The Tenant hereby agrees with the Landlord as follows:-

Rent and Other Charges	2.1	To pay the rent and other charges promptly on the days and in the manner hereinbefore provided for payment thereof and by bankers' standing order or by direct debit if so demanded.

Air-Conditioning and Management Charges	2.2	(i)

To pay and discharge promptly on the days and in the manner hereinbefore provided for payment therefor and by bankers' standing order or by direct debit if so demanded a fixed monthly sum as determined by the Landlord or the manager of the said building to be the Tenant's share of the Air-Conditioning and Management Charges payable in respect of the said premises. Such fixed monthly sum shall initially be in the amount as set out in Part VI of the First Schedule hereto. In the event of a deficiency occurring or seeming to the Landlord or the manager of the said building likely to occur, the Landlord or the manager of the said building shall be entitled to demand collect and recover from the Tenant such additional contributions as the Landlord or the manager of the said building may determine, or to carry forward (if any) any such deficiency to a later date for the purpose of revision of the rate of the aforesaid contribution by recouping the amount of such deficiency by including the same in the assessment. The Landlord or the manager of the said building shall also be entitled to increase the charges annually by reference to the increase of the operating costs of air-conditioning and/or management services. If the increase exceeds 10%, the Landlord or the manager of the said building will give a brief explanatory memorandum, but in any event such assessment shall be conclusive.

		(ii)	If air-conditioning is provided by the Landlord and the Tenant shall require air-conditioning to be provided outside the normal business hours as specified in Part VIII of the First Schedule hereto, the Landlord or the manager of the said building shall be entitled to charge for such supply according to the cost therefor and such supply shall be subject to feasibility and prior reasonable notice of such request to the Landlord or the manager of the said building. The Tenant shall pay the cost of the additional air-conditioning on receipt of the demand note therefor which may be rendered weekly or at such other intervals as the Landlord or the manager of the said building may decide.

		(iii)	To pay the Landlord or (as the case may be) the manager of the said building forthwith upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards (if any) at the said building.

Utility Charges and Deposits	2.3		To be solely responsible for and pay and discharge promptly all deposits and charges in respect of water, electricity, gas, telephone and any other utility as may be shown by or operated from the Tenant's own metered

			supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in or for the benefit of the said premises provided that if the Landlord has already paid for any of such deposits, the same shall be reimbursed by the Tenant to the Landlord upon demand.

Rates and Taxes	2.4	(i)

To pay and discharge promptly all rates quarterly in advance within the months of January, April, July and October and to pay all taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed, levied or charged by the Government of the Hong Kong Special Administrative Region (hereinafter referred to as "the HKSAR") or other lawful authority(ies) upon the said premises or upon the owner or occupier thereof (Property Tax excepted). Without prejudice to the generality of this sub-clause the Tenant shall pay all rates imposed on the said premises in the fast place to the Landlord who shall settle the same with the Government of the HKSAR.

		(ii)	In the event that an assessment to rates in respect of the said premises shall be raised upon the Landlord direct the Landlord shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Tenant with and/or notify the Tenant of the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government of the HKSAR.

		(iii)	In the event that no valuation or assessment of rates of the said premises shall have been made in accordance with the Rating Ordinance (Cap. 116) or any statutory amendment or modification thereof for the time being in force the Tenant shall pay to the Landlord a sum equal to the rates which would be charged by the Government of the HKSAR on the basis of a rateable value equal to twelve (12) months' rent (or, of the Basic Rental (as may be hereinafter defined) if the rent payable hereunder by the Tenant comprises Basic Rental and Additional Turnover Rental) payable by the Tenant on account of the Tenant's liability under this Clause.

		(iv)	The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Agreement.

Promotion Levy	2.5	To pay to the Landlord punctually throughout the said term in advance the contribution towards the promotion levy in respect of the said premises the initial rate of which as set out in Part IX of the First Schedule hereto subject to the following:-

		(a)	such contribution shall be paid by the Tenant to the Landlord in advance on the first day of each and every calendar month during the said term without any deduction, abatement, set off, counterclaim or reduction whatsoever;

(b)

the Landlord and/or the manager of the said building shall have the sole right to, as in its/their absolute discretion deemed fit and subject to the budget thereof, decide the mode, theme and/or promotion target(s) and frequency of and the budget set for the promotional services and activities of the retail accommodation of the said building or (as the case may be) the said building and the facilities and activities thereof; and

		(c)	the Landlord and/or the manager of the said building shall be entitled from time to time to increase the said contribution towards the Promotion Levy payable by the Tenant hereunder if in the opinion of the Landlord and/or the manager of the said building there is or is likely to be an increase in the costs for the promotional services and activities, and such assessment of the increase shall in any event be conclusive and binding on the Tenant.

Interest and Legal Costs	2.6	Notwithstanding anything herein contained, the Landlord shall have the right to charge by way of additional rent interest at the rate of 1.25% per month in respect of any payment(s) to be made by the Tenant to the Landlord under this Agreement which shall be more than fifteen (15) days in arrears (whether legally or formally demanded or not) and such interest shall be payable by the Tenant to the Landlord on demand calculated from the date upon which such payment(s) in arrears fell due (and not fifteen (15) days thereafter) until the date of actual payment Provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement. The Landlord shall further be entitled to recover from the Tenant as a debt under this Agreement all expenses including fees paid to debt collectors appointed by the Landlord and all solicitors’ and/or counsel’s fees and court fees incurred by the Landlord for the purpose of recovering the rental in arrears and/or other moneys unpaid or any part thereof from the Tenant and fee paid to leasing agent(s) for re-letting of the said premises in the event of earlier termination of this Agreement as resulted from the Tenant’s breach of any term or condition hereof including but not limited to repudiation or anticipatory repudiation of this Agreement by the Tenant on a full indemnity basis together with such sum or sums as shall be determined by the Landlord as being collection charges for the additional work incurred by the Landlord and its staff and/or the manager of the said building (as the case may be) in recovering the said arrears and/or unpaid sums or any part thereof.

SECTION III

TENANT’S OBLIGATIONS

	3.	The Tenant hereby agrees with the Landlord as follows:-

Compliance with Ordinances	3.1	To observe, obey and comply with and to fully indemnify the Landlord against the breach by the Tenant of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority of the HKSAR relating to the use and occupation of the said premises by the Tenant or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any servant, employee, agent, licensee or visitor of the Tenant or occupier and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto or of a possible breach of this Clause.

To Fit Out Premises	3.2	The Tenant shall accept the condition of the said premises as at the commencement of this Agreement and, unless otherwise provided to the contrary herein, to fit out the shop front and the interior of the said premises in good and proper workmanlike fashion using good quality materials in compliance with the “Design and Fitting-Out Guide” adopted by the Landlord for the Mall (as hereinafter defined) (a copy of which has already been provided to the Tenant) and in accordance with such plans and specifications (hereinafter called “the Fit Out Plans”) as shall have been first submitted to and approved in writing by the Landlord in good and proper workmanlike fashion using good quality materials and in all respects in a style and manner appropriate to a first class shopping centre and commercial complex to the satisfaction of the Landlord and to maintain the same in good repair and condition throughout the said term. The Tenant will not cause or permit to be made any variation to the approved Fit Out Plans or to the interior design or layout of the said premises without any previous approval in writing of the Landlord. The Tenant shall comply with the provisions of this Agreement regarding installation and alterations in respect of such fitting out and shall employ only such competent contractor(s) as shall be approved in writing by the Landlord. The Tenant shall not carry out any fitting out work prior to the Landlord’s written approval of the Fit Out Plans and it shall be a condition precedent to the granting of any approval under this Clause that the Tenant shall reimburse to the Landlord any fees and/or costs as may be incurred by the Landlord for the said approval. Without prejudice to or affecting the generality of the provisions in this Clause, the Fit Out Plans shall:-

(a)	include detailed drawings, plans and specifications of the works to be carried out;

(b)	include schematic sketches showing the intended design and layout, material and colour scheme of the shopfront signage with the programme of work showing its duration and work progress;

(c)	include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services and of all electrical installations which shall be connected to the electrical systems installed by the Landlord;

		(d)	comply with all relevant Ordinances, regulations and bye-laws from time to time issued by the Government of the HKSAR; and

		(e)	be submitted to the Landlord for approval prior to commencement of any fitting out work and the Landlord will consider and may in its absolute discretion accept or reject the same or any part thereof within fourteen (14) days after submission.

		If the Tenant wishes to adopt an open shopfront design, then, subject to the prior written approval by the Landlord, the Tenant is allowed to remove the glass shopfront/glass door and replace with the roller shutter. However, the Tenant shall at its own costs reinstate the said premises and restore the glass shopfront/glass door upon delivery of vacant possession of the said premises to the Landlord at the expiration or sooner determination of this Agreement.

To Keep the Interior in Good Repair	3.3

To keep and maintain at the expense of the Tenant all the interior parts of the said premises including the flooring and interior plaster or other finishing, material or rendering to walls, floors and ceilings and (if any) the Landlord’s fixtures, fittings and furnishings therein and all additions thereto including (without limitation) all doors, windows, window frames, electrical, plumbing and other installations and wiring, piping, conduits, light fittings, suspended ceilings, fire alarm system, fire fighting equipment and apparatus and air-conditioning ducting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all painting, papering and decoration thereof in good, clean, tenantable, substantial and proper repair and condition (fair wear and tear excepted) and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

Replacement of Windows	3.4	To reimburse to the Landlord on demand the cost of replacing all broken and damaged windows and glass of the said premises whether or not the same be broken or damaged by the negligence of the Tenant.

Installation of Telephone Cables	3.5	(a)

To make his own arrangements with the PCCW-HKT Telephone Limited or such other relevant companies with regard to the installation of telephones and other communication systems in the said premises, but the installation of telephone lines and communication lines outside the said premises must be in accordance with the directions given by the Landlord and/or the manager of the said building.

Electrical and Gas Installations	(b)	To repair or replace if so required by the appropriate utility company, authority or statutory undertaker as the case may be under the terms of the Electricity Supply Ordinance or any other Ordinance or Ordinances or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder or if the same become dangerous or unsafe all the electrical and gas wiring, piping, installations, telephone lines, computer set-up and fittings within the said premises and the wiring and piping from the Tenant’s meter or meters to the said premises and to give notice in writing to the Landlord when any electrical and/or gas wiring, piping, installation, telephone lines, computer set-up or fitting of the said premises shall become dangerous or unsafe and the Tenant shall use only a contractor approved in writing by the Landlord for the purposes of the said repair or replacement. The Tenant shall permit the Landlord or its authorised representatives or servants or agents to test the Tenant’s electrical and/or gas wiring, piping, installations, telephone lines, computer set-up and fittings in the said premises at any time upon request being made. The Tenant shall fully indemnify the Landlord and hold it harmless against any cost, claim, damage or proceedings resulting from or attributable to any malfunctioning or disrepair of the electrical and/or gas wiring, piping, installations or telephone lines, computer set-up or fittings or apparatus in or belonging to the said premises.

Air-conditioning System		(c)	Where any plant machinery or equipment for cooling ventilation or circulating air is installed in or about the said premises (whether by the Landlord or the Tenant) the Tenant will regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant machinery and equipment within the said premises as the Landlord may reasonably determine to ensure a reasonably uniform standard of air cooling or ventilation throughout the said building.

Checking of Condition and Appliances		(d)	To permit the Landlord and/or the Landlord’s authorised representatives or servants or agents as shall be specified from time to time by the Landlord at any time during the said term to enter the said premises to check the state of repair and condition of the said premises and the air-conditioning system (if any), the furnishings and the appliances on or within the said premises.

Sanitary and Water Apparatus	3.6	To maintain at the expenses of the Tenant all toilets and the sanitary and water apparatus in the said premises (if any) or used exclusively by the Tenant its agents servants employees workmen or visitors in a good, clean and tenantable manner and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government authorities concerned.

Cleaning of Drains, Air Filter/Extractor Units	3.7	To pay to the Landlord on demand all costs incurred by the Landlord in cleaning, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing or air filtering and extracting apparatus in the said building that become choked or stopped up owing to the careless or improper use or neglect by the Tenant or any servant, employee, agent, contractor, invitee, visitor or licensee of the Tenant and to fully indemnify the Landlord against any cost, claim or damage caused thereby or arising therefrom.

Indemnity against Loss/Damage from Interior Defects	3.8	To be wholly responsible for and to fully indemnify the Landlord against any loss, damage or injury caused to any person whomsoever or to any property whatsoever whether directly or indirectly through the defective or damaged condition or operation of any part of the interior of the said premises or any part of the fire fighting equipment or apparatus or any furniture or fixtures or fittings or furnishings or plumbing, electrical, computer or other installations or telephone lines or wiring or piping therein the repair of which the Tenant is responsible for hereunder or through or in any way caused by or owing to the spread of fire or smoke or fumes or the leakage or overflow of water of whatsoever origin including storm or rain water to or from the said premises or any part thereof or through the act, default or neglect of the Tenant, its servants, employees, agents, licensees or contractors and to keep the Landlord fully indemnified against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury as aforesaid and all costs and expenses incidental thereto.

Contents	3.9	To be wholly responsible for and (if applicable) to fully indemnify the Landlord against any loss or damage to property within the said premises including without limitation to all the furnishings therein belonging to the Landlord.

Protection from Typhoons	3.10	To take all necessary and appropriate precautions to protect the interior of the said premises against damage by storm, rainfall, typhoon or the like threats and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Entry by Landlord	3.11	To permit the Landlord and the manager of the said building and all persons authorised by them with or without workmen or appliances at all reasonable times and upon reasonable prior notice to enter and view the state of repair and condition of the said premises, to take inventories of the Landlord’s fixtures and fittings therein and the furnishings, to test the electric wiring, to read the meters and to carry out any works, repairs or maintenance which require to be done to the said premises, the common areas, the common services and facilities or any other part or parts of the said building and to remedy any breach of the Tenant’s covenants in this Agreement and to carry out any work or repair required to be done by the Tenant hereunder, which the Tenant will have failed to do despite notice having first been given to the Tenant by the Landlord causing as little nuisance, annoyance or inconvenience to the Tenant and/or the occupiers of the said premises as possible Provided that in the event of an emergency the Landlord, its authorised representatives or servants or agents may enter without notice and forcibly if need be.

To Execute Repairs on Receipt of Notice	3.12	To make good all defects and wants of repair to the said premises for which the Tenant may be liable within the span of fourteen (14) days from the receipt of written notice from the Landlord or its authorised representatives to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned, to permit the Landlord or its authorised representatives or servants or agents to enter upon the said premises and forcibly if need be and execute the same at the sole expense of the Tenant and the costs and expenses thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Inform Landlord of Damage	3.13	To give notice in writing to the Landlord or its representative or agent of any damage that may be caused to the said premises or to persons thereupon and of any defects in the furnishings, the fire fighting equipment and apparatus, the water pipes, gas pipes, plumbing, telephone lines, electrical or other installations or wiring or piping or other fittings, fixtures and fittings or facilities provided by the Landlord within seven days from the Tenant becoming aware of any such damage or defect.

Infestation	3.14	At the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin. The Tenant shall employ at the Tenant’s own cost and expense such pest extermination contractors as the Landlord may approve and at such intervals as the Landlord may direct.

Damage to Building	3.15	To pay to or reimburse to the Landlord the costs of repairing any part of the said building or the common areas or any of the common services and facilities installed therein that may be damaged by reason of any act, default, neglect or omission on the part of the Tenant, its agents, servants, employees, contractors, visitors or licensees.

To Comply with Government Lease	3.16	To observe, obey and comply with and to keep the Landlord fully indemnified against any breach by the Tenant or any contractor, servant, employee, visitor, agent or licensee of the Tenant of the terms, conditions and covenants of the Government Lease or (as the case may be) Leases or other grant or grants under which the land(s) on which the said building is erected is/are held from the Government (hereinafter referred to as “the said Lot”) and of the provision as regards the user of the said premises as contained in the relevant part(s) of the Occupation Permit issued in respect of the said building.

To Comply with Deed of Mutual Covenant, House Rules, General Rules, Car Park Rules and Club Rules	3.17	To observe, obey and comply with and to keep the Landlord fully indemnified against any breach by the Tenant or any contractor, servant, employee, visitor, agent or licensee of the Tenant of all the terms, conditions, provisions and covenants of the Deed (if any) and such house rules, general rules, car park rules and club rules as may from time to time be made by the manager of the said building, and, if there is the Deed, in accordance with the provisions of the Deed.

Viewing and Letting and Selling Notices	3.18	To allow at all reasonable times within three (3) calendar months immediately preceding the expiration or sooner determination of the said term prospective tenants or purchasers or occupiers to inspect and view the said premises and allow the Landlord to maintain affix and exhibit without interference upon any external part or parts of the said premises or where the Landlord shall think fit a notice or notices indicating that the said premises are to become vacant and available for selling or letting and such other information in connection therewith as the Landlord shall reasonably require which notice or notices the Tenant shall not remove or conceal.

Contractors, Servants, Agents, Licensees, Visitors	3.19	To be responsible and liable to the Landlord for the acts, neglects, omissions and defaults of all contractors, servants, employees, agents, licensees and visitors of the Tenant or occupier of the said premises as if they were the acts, neglects, omissions and defaults of the Tenant itself and to fully indemnify the Landlord against all costs, claims, demands, expenses or liabilities to any third party in connection therewith and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant, express or implied.

Load and unload through Cargo Lift	3.20	To load and unload goods and effects only at such times during daylight hours and through such cargo (or service) lifts and entrances and at such areas in the said building as may from time to time be designated by the Landlord or the manager of the said building, and in particular to give to the Landlord and the manager of the said building at least twenty four hours’ advance notice of the movement of furniture or large objects or large quantities of goods and effects of the Tenant.

Refuse and Garbage Removal	3.21	To be responsible for the disposal or removal of garbage, rubbish and refuse from the said premises to such places as may be designated by the Landlord or the manager of the said building and not to dispose of or discharge or permit or suffer to be disposed of or discharged any garbage, rubbish or refuse in any other part or parts of the said building and to use only that type of refuse bag or container as may be specified by the Landlord or the manager of the said building from time to time and shall keep the Landlord fully and effectually indemnified against any cost, claim, proceeding, loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly as a result of or due to the accumulation of such garbage, rubbish or refuse of the Tenant in or at the said premises or the said building. If removal of wet garbage from the said premises is necessary, any extra fee to be charged by the Government and/or the Landlord and/or the manager of the said building shall be borne and paid by the Tenant absolutely.

Window Cleaning	3.22	To keep all external windows lights at all times in a clean and sanitary state and conditions and for the better observance hereof the Tenant shall at his own expense employ as cleaners only such person(s) or film(s) approved by the Landlord.

Conduct of Business	3.23	(a)	To furnish first class service to patrons and customers and not to conduct the business of the Tenant in such manner as to prejudice the goodwill and reputation of the Mall as a first-class shopping and commercial centre and in particular but without limiting the generality of the foregoing:-

		(i)	To keep the said premises open for business at all times of the year during the normal business hours set forth in Part VIII of the First Schedule hereto and any suspension of the Tenant’s business for a period of more than three (3) consecutive days without the Landlord’s consent shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to regain possession of the said premises.

		(ii)	To install and at all times to maintain the interior design of the said premises and displays of merchandise in the display of shopfront windows or showcases of the said premises to a standard and of a composition appropriate to a first-class shopping centre to the satisfaction of the Landlord, and to alter any window or other display of goods or merchandise in or at the said premises immediately upon notice by the Landlord that such display will in the opinion of the Landlord prejudice the reputation or standing of the said building.

		(iii)	To at its expenses keep lit any shopfront windows and showcases together with the shop signs of the said premises during the normal business hours as set forth in Part VIII of the First Schedule hereto or during such hours as the common areas of the Mall are open to the public (whichever shall be longer) daily throughout the said term and the Tenant shall install a timer to control the lighting at its own cost in order to minimize inconvenience/darkness to the neighbouring. Notwithstanding anything herein contained, the Tenant shall keep lit the shopfront windows facing and/or abutting the landscape plazas, the central access spine, the sheltered circular entrance and the atrium for so long as there is public transport serving the said Lot or its vicinity.

(iv)	Not to at any time during the term of this Agreement cause or permit or suffer the area under the fire shutters, the fire shutters, smoke detectors and smoke extraction ducts and outlets installed in the said premises to be obstructed or altered or prevented from operation in any way whatsoever and the design and layout of the said premises shall be in such manner so as not to be in breach of this provision.

(v)	To display in the shopfront windows and showcases merchandise of a quality and in a manner and design appropriate to a first class commercial complex, and shall not, unless required by the Fire Service Department or permitted by the Landlord in writing, cause any obstruction of view along the shopfronts and not to install storeroom or changing room/blinds or the like along the shopfront area so as to block or cover the same.

(vi)	The dimension, design, material and colour scheme of the shopfront, signage and logo must be submitted to the Landlord for prior approval.

(vii)	To offer for sale or display within any display window forming part of the said premises only the goods belonging to or forming part of the stock-in-trade of the Tenant or advertising matter relating thereto or to the trade or business of the Tenant and not to offer for sale or display the goods of others or any advertising matter relating to the goods or services of others.

(viii)	Not to affix or post or permit to be affixed or posted to or on the internal or external faces of the glass forming part of the display windows or entrance doors of the said premises any sign notice or exhibit of any nature other than such customary sign indicating the conduct of trade by way of the services of established credit card companies which signs shall in any event be discreetly displayed so as not to obstruct the viewing of merchandise displayed within the interior of the said premises.

(ix)	Not to conduct any auction or closing down or similar sales or utilise any unethical business practice provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales.

(x)	Not to carry out or allow to be carried out any touting for business outside the said premises at any time.

(xi)	Not to put outside the said premises any directory or display stand.

(xii)	Not to place any posters, banners or advertising signs inside or outside the curtain wall along the perimeter of the said building.

(xiii)	Not to use any area in front of the shopfront of the said premises for:-

(1)	placing any cooking utensils, tables and/or chairs to carry on the intended business as stated herein or other business;

(2)	storage of goods, merchandise, furniture whether on a temporary or permanent basis;

(3)	cleaning, washing or rinsing of cooking and serving utensils and cutlery; and

(4)	any kind of food preparation.

(xiv)	Not to use the said premises for manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials in quantities reasonably required in connection with and consistent with the Tenant’s trade or business carried on therein by way of samples and exhibits.

(xv)	To maintain at all times on the said premises an adequate stock of merchandise for sale.

(xvi)	To maintain and repair all mechanical and/or electrical service (as examples, escalators, lifts or air-side) within and/or outside the said premises which are for the Tenant’s exclusive use.

(b)	This clause shall apply without affecting the generality of the other provisions of this Agreement if the business of the Tenant to be carried on in the said premises is a restaurant or (as the case may be) other food outlet. The Tenant agrees to be bound by the following terms and conditions:-

(i)	The Tenant shall be responsible for applying for and shall maintain in force during the said term the necessary licence(s) and satisfying all necessary licensing requirements for operation of a restaurant and, as the case may be, the type of restaurant or food outlet intended to be run by the Tenant in the said premises. The Landlord is under no obligation to make any addition and/or alteration to the said premises so as to satisfy any of the said licensing requirements.

(ii)	The Tenant shall at its own expense keep the interior of the said premises and fixture and fittings therein and thereat, all kitchen(s), cooking equipment, water and sanitary apparatus used exclusively by the Tenant and his servants agents licensees and customers in good clean sanitary and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulation or bye-laws of all Public Health and other Government Authorities concerned. In particular and without prejudice to the generality of the foregoing the Tenant shall at its own costs:-

(1)	install and maintain at all times hood over all cooking equipment in the kitchen(s) in the said premises together with suitable grease filters and air washer installed.

(2)	install and maintain all grease traps whether within or outside the said premises in good clean working order and free from blockage and obstruction and to inspect and clean the same daily and at least once weekly, or more frequently as the real situation may require, to clean the same with hot water and strong solvent and the Tenant hereby undertakes to indemnify the Landlord against any claim arising from any leakage.

(3)	install and maintain all necessary grease filters in the kitchen(s) in the said premises and to regularly inspect and clean the same and keep them free from blockage and obstruction.

(4)	install and maintain all air-transfer grilles throughout the said premises in good clean working order and not to block off the same and to regularly inspect and clean the same and keep them free from blockage and obstruction.

(5)	install and maintain screw-in grease valves in all ducting throughout the said premises and to regularly inspect and clean the same.

(6)	carry out at the Tenant’s costs all water-proofing facilities within the kitchen area and undertakes to indemnify the Landlord against all claims arising from any leakage from the said premises.

(7)	complete the installation of, clean and maintain and repair at Tenant’s sole costs and expenses throughout the said term a supply air system and an exhaust ventilation system with fire trip device within the said premises including an activated carbon filtering system, grease filters and an air washer for the range hood of the kitchen exhaust system connected with an electrostatic precipitator as specified by the Landlord and in compliance with relevant government and other regulations and requirements.

(8)	all drainage pipes within the said premises shall be enclosed by stainless steel by the Tenant at its own costs and expenses, with access panels to all pipe cleaning eyes for cleaning and maintenance.

(9)	carry out all goods delivery and/or garbage removal in a proper manner and at such time to be approved by the manager of the said building so as not to prejudice or affect the image of the Mall as a first class shopping centre in Hong Kong.

To ensure the compliance of this Clause 3.23(b)(ii) by the Tenant, the Tenant shall, if required by the Landlord, enter into at the Tenant’s own costs and expenses such relevant contract(s) with the relevant contractor(s) approved by the Landlord or its agent.

(iii)	The Tenant shall not sell or supply any beer wine spirits liquor or alcohol unless licence(s) so to do has first been obtained by the Tenant and the terms of the regulations under which such licence(s) is granted in respect of the said premises have been duly complied with.

(iv)	The Landlord is not under any guarantee and warranty that the said premises are suitable for the Tenant’s use and purpose and is under no obligations to make any application to satisfy the relevant statutory requirement (if any).

(v)	Should the Tenant require air-intake and exhaust louvres on the external wall of the said building, the proposed location and design of the said louvres must be submitted to the Landlord for prior approval. If space on the external wall of the said building is so granted, the Tenant shall be responsible for providing efficient grease-washing equipment, such as hydro-vent, to regularly clean the exhaust louvres in order to prevent the grease or oily substance from accumulating on the exhaust louvres and/or external wall. If the standard of cleanliness is unacceptable to the Landlord, the Landlord shall have the right to employ other cleaners to carry out the cleaning work and the cost of which shall be borne by the Tenant solely.

(vi)	Detailed plan for the design and construction of plumbing, drainage works, surface channel for proposed drainage and, if any, calculation of its construction, has to be submitted to the Landlord for prior approval, and the said design and construction (including routing outside the said premises) shall be carried out by the Tenant at his own costs and expenses.

Yield Up the Said Premises and Handover	3.24	(a)	To quietly yield up and deliver the said premises together with the furnishings and all fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good, clean and tenantable repair and condition (fair wear and tear excepted) in accordance with its covenants to repair herein contained notwithstanding any rule of law or equity to the contrary PROVIDED THAT all personal properties and effects, alterations, decorations, partitions, fixtures, fittings and additions therein and thereto of the Tenant or occupier of the said premises shall notwithstanding that the Landlord’s consent for the same may have been obtained or given or deemed to have been given if so required at the sole discretion of the Landlord be removed by and at the sole cost and expense of the Tenant at the expiration or sooner determination of this Agreement and the Tenant shall make good and repair in a proper and workmanlike manner all damage to the said premises the said building and the Landlord’s fixtures and fittings and the furnishings in the said premises caused by such removal and reinstate the whole or part of the said premises to the condition as they were in at the commencement of the said term AND thereupon to surrender to the Landlord or its agent all keys giving access to all parts of the said premises held by the Tenant and at the Tenant’s expense to remove from the doors of the said premises and the directory boards of the said building (if any) all lettering and characters and to make good any damage caused by such removal Provided that if the Tenant fails to remove its personal properties and effects as left in the said premises (hereinafter referred to as “the abandoned items”) the Landlord shall be entitled to give notice in writing to the Tenant to demand the Tenant to remove the abandoned items within three (3) days from the date of the said notice, failing which the Landlord shall be entitled to remove the abandoned items from the said premises without incurring any liability whatsoever to the Tenant therefor but at the costs and expenses of the Tenant to be reimbursed by the Tenant to the Landlord forthwith upon demand or to be recovered by the Landlord from the Tenant as a debt hereunder payable AND thereafter the Landlord may by further notice in writing to the Tenant to demand the Tenant to collect the abandoned items in the manner as may be stated in the said notice but upon full payment of the aforesaid costs and expenses and such further or other costs and expenses which may then have been incurred (including but not limited to storage charges or fees) within three (3) days from the date of the said further notice, failing which the Landlord shall be absolutely entitled to dispose of, sell, give away or otherwise deal with the abandoned items as it shall in its sole discretion see fit and the Tenant shall be deemed to have abandoned its right of ownership of the abandoned items and the right to re claim the same and/or to claim against and recover from the Landlord any proceeds of sale of the abandoned items if sold by or through or by the order of the Landlord and the Tenant shall indemnify and keep the Landlord indemnified fully against all such demand, claim, proceedings and costs made and brought against the Landlord by any third party(ies) in connection with and/or for the re-claim or recovery of the abandoned items or any part(s) thereof or any proceeds from sale of the same or any part(s) thereof.

(b)	Notwithstanding anything contained herein, at the expiration or sooner determination of this Agreement the Landlord is absolutely entitled to at its sole discretion request for the retention of and retain all or any such furnishings, fixtures, fittings, additions, alterations, decorations, partitions and improvements installed erected or introduced in and to the said premises or any part(s) thereof for which the Landlord’s consent may have been obtained or given or deemed to have been given but without payment of any compensation for the same to the Tenant.

Indemnity and Insurance	3.25	(a)	To effect and maintain at all times during the currency of this Agreement comprehensive insurance cover to the satisfaction of the Landlord in respect of the following:-

(i)	Third Party

In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Clause 3.8 (or, as in case of re arrangement of clauses, such clause with margin note stating “Indemnity against Loss/Damage from Interior Defects”) hereof. The policy of insurance shall be endorsed to show the Landlord as the owner of the said premises and shall be in any amount not less than HK$20,000,000.00 (in the case of the said premises being operated as a restaurant or food outlet or in the case of the said premises being not less than or equal to 5,000 square feet) or HK$10,000,000.00 (in the case of the said premises being operated other than as a restaurant or food outlet and being less than 5,000 square feet) or in such amount as the Landlord may from time to time reasonably require and such insurance policy shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord.

(ii)	Glass

All glass now or hereafter on or in the said premises for its full replacement value.

(iii)	Water Damage

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the said premises or the incursion of water therein.

(iv)	Tenant’s Fittings and Stock

The Tenant’s fittings stock and equipment within the said premises against fire and extraneous perils for their full replacement value.

(b)	To pay the premium in respect of any policies effected pursuant to this Clause upon the due date and whenever so required by the Landlord to produce to the Landlord a certified copy of such policies of insurance and the receipts for the last premium paid and certificates from the insurance companies that the policies of insurance are in all respects valid and subsisting and in the event of failure to do so the Landlord may effect such insurance either in its sole name or in the joint names of the Landlord and the Tenant (as the Landlord may in its discretion decide) and in such event to reimburse the Landlord on demand all costs and expenses thereby incurred by the Landlord.

Keep and Maintain Electricity and Water Supply Accounts	3.26	To keep and maintain at the Tenant’s sole cost and expense electricity and water supply account with the relevant power and supply companies for the supply of electricity and water to the said premises throughout the said term. In the event of the Tenant applying for disconnection of any of such supply or termination of any of such accounts at the expiration or sooner termination of this Agreement, the Tenant shall give to the Landlord sufficient prior notice in writing to enable the Landlord to make arrangement for the transfer of the said account. In the event that the supply of electricity and/or water to the said premises is disconnected without the said prior notice to the Landlord, the Tenant shall bear all costs and expenses whatsoever incurred by the Landlord of and incidental to the re-connection of such supply to the said premises and all such costs and expenses shall either be deducted by the Landlord (and the Tenant hereby expressly authorizes the Landlord so to do) from the deposit paid by the Tenant hereunder or be recoverable from the Tenant by the Landlord as a debt.

Security System	3.27	To ensure that its own security system within and at the entrance of the said premises is at all times compatible with and linked up to the security system for the said building (if any) provided and operated by the Landlord or the manager of the said building, and to employ at its own expense such person(s) or such firm(s) as may be approved by the Landlord as security guard(s).

Adjacent Excavation Of Shoring	3.28	If any excavation or other building works shall be made or authorised in the vicinity of the said building, the Tenant shall permit the Landlord its servants or agents to enter the said premises to do such work as may be deemed necessary to preserve the exterior walls of the said building from injury or damage without any claim for damages or indemnity against the Landlord.

Pipes And Conduits	3.29	To permit the Landlord to erect use and maintain pipes and conduits in and through the said premises. The Landlord or its agents shall have the right to enter the said premises at all reasonable times to examine the same Provided that the permission to the Landlord to use such pipes and conduits shall extend to the use of such pipes and conduits by the Landlord’s authorised tenants and licensees, as the case may be.

SECTION IV

LANDLORD’S OBLIGATIONS

	4.	The Landlord hereby agrees with the Tenant as follows:-

Quiet Enjoyment	4.1	That the Tenant duly paying the rent, the Air-Conditioning and Management Charges, rates and other charges hereby agreed to be paid on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations, terms, obligations and conditions herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

Government Rent	4.2	To pay the Government Rent and the Property Tax payable in respect of the said premises.

SECTION V

RESTRICTIONS AND PROHIBITIONS

	5.	The Tenant hereby agrees with the Landlord as follows:-

Installations and Alterations	5.1	(a)	Not without the previous written consent of the Landlord to erect, install, alter, affix, attach or build or permit or suffer to be erected, installed, altered, affixed, attached or built any fixtures and fittings, partitionings, architectural features, air-conditioning units or plants, radio or television aerials or other erections or fixtures and fittings or equipment or installations of any kind in the said premises or the said building or upon the roofs or through the windows or external walls thereof or any other part or parts thereof or without the like consent to make or permit or suffer to be made installations in or alterations or additions to the sprinkler system or any other fire protection or fire fighting system, equipment or apparatus or security system, equipment or apparatus, electrical/gas wiring/piping, air-conditioning ducting, lighting, fixtures and fittings or other Landlord’s fixtures and fittings or the furnishings or installations or to install or place or permit or suffer to be installed or placed any safe, equipment, furniture, plant, object, goods, apparatus or machinery which may impose a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical/gas mains/ wiring/piping or which may consume electricity/gas not metered through the Tenant’s separate meter. In the event of breach of this covenant, the Tenant shall keep the Landlord fully indemnified against all loss, damages, claims and demands as a result thereof and shall make good any damage caused thereby to that part of the said building or any fixtures and fittings therein provided that the indemnification and the making good of such damage as aforesaid shall be without prejudice to any further right competent to the Landlord by virtue of such breach. For the avoidance of doubt, the Tenant shall comply with the directions and instructions of the Landlord regarding installation of all permitted erections fixtures and fittings equipment and shall at its own expense be responsible for their periodic inspection, maintenance and repair and for the replacement of defective wiring and parts and the Tenant shall be strictly liable for any damage caused by the installation, operation, defect or removal of the same.

(b)	Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the said building nor to overload or permit or suffer to be overloaded the lifts or the electrical circuits within the said building nor to place or transport or install or use or permit or suffer to be placed or transported or installed or used any equipment, apparatus or machinery which may exceed the loading of the lifts or the electrical installations or the electrical main or wiring in the said building or which may consume electricity not metered through the Tenant’s separate meter.

(c)	Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the said building.

(d)	Not to make or permit or suffer to be made any external or structural alteration or other alteration or addition whatsoever to the said building or to the existing design or external appearance of the facade or elevations of the said building or the common areas or the common services and facilities thereof.

(e)	Not without the prior written consent of the Landlord which may be granted or withheld or granted subject to conditions imposed at its absolute discretion to erect or install or alter or affix or attach or build or permit or suffer to be erected, installed, altered, affixed, attached or built any fixtures and fittings, partitions, doors, gates, metal grilles, shutters or any other erection or structure or installation whatsoever whether of a temporary or permanent nature in the said premises or in or at the doorway or entrance or staircase or roof in or on or to the said premises or the said building or at any of the fire exits therefrom or erect any such fixture or partition or door or gate or metal grille or shutter or alter or obstruct the position of any smoke lobby doors or fire escape means of the said building or any other fire protection or fire fighting systems equipment or apparatus that might in any way contravene the laws, bye-laws or regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the same.

(f)	Any work hereunder for which the Landlord’s written consent shall have been first had and obtained shall be carried out and completed at the Tenant’s risk solely and shall in all respects fully comply with the Buildings Ordinance and any regulations thereunder and in carrying out any approved work hereunder the Tenant shall and shall cause its servants, employees, agents, contractors and workmen to cooperate fully with the Landlord and all authorised representatives, servants, employees, agents, contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the said building. The Tenant, its servants, employees, agents, contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord and its authorised representatives and the manager of the said building in connection with the carrying out of such work.

(g)	In carrying out any work to the mechanical and electrical installations and/or wirings and/or the sprinkler systems and/or the fire protection and fire fighting systems, equipment and apparatus and/or the security systems, equipment and apparatus which has been previously approved by the Landlord, the Tenant shall use only a contractor approved in writing for the purpose by the Landlord at the expense of the Tenant and in such manner as the Landlord shall in its absolute discretion think fit and the Tenant shall also be solely responsible for all electricity and other charges thereby incurred.

(h)	The Tenant shall if required by the Landlord pay on demand all costs, charges and expenses (including legal costs and fees payable to architects, engineers and surveyors) which may be reasonably incurred by the Landlord in connection with any licence or consent granted for the work under this Clause.

Injury to Main Walls	5.2	Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, window frames, walls, beams, ceilings, structural members or any part of the fabric of the said premises or any of the plumbing or sanitary or air-conditioning or water-heating apparatus or installation included therein or the fixtures and fittings in the said premises or the said building.

Damage to Walls, Ceilings and Floors	5.3	Not without the consent of the Landlord (which consent the Landlord shall not unreasonably withhold) to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, walls or floors of the said premises nor without the previous written consent of the Landlord to lay or use or permit or suffer to be laid or used any floor covering or do or permit or suffer to be done any other act or thing which may damage or penetrate the existing flooring, floor screed or slabs of the said premises or the said building.

Damage to Common Areas	5.4	Not to damage, injure or deface or permit or suffer to be damaged, injured or defaced any part of the structure, fabric or decorative features of the common areas and the common services and facilities including any stairs, gates, fences, hedges, trees, plants or shrubs therein or thereabout.

Nuisance or Annoyance	5.5	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring premises or which may in any way interfere with or affect or which is likely to interfere with or affect the management and the maintenance of the said Lot and the said building and it is agreed that a persistent breach by the Tenant of the terms of this Clause after warning in writing has been given by the Landlord to the Tenant shall amount to a breach of this Agreement justifying the Landlord exercising its rights of re-entry hereunder.

Noise	5.6	Not to cause or produce or permit or suffer to be produced at any time in the said premises any music or noise or vibration (including sound produced by broadcasting from radio, television or any apparatus or equipment capable of producing and reproducing sound) so as to be audible outside the said premises or any vibration or resonance or other form of disturbance nor to emit transmit or receive any microwaves by any unlicensed means of telecommunication or in any manner in contravention of the Telecommunications Ordinance (Chapter 106) or in interference with the use and enjoyment of broadcasting from radio or television of other owners, tenants or occupiers of adjacent or neighbouring premises or to do or cause or permit or suffer to be done any other acts or things in or on the said premises which is or are or may be or become a nuisance or annoyance to the owners, tenants or occupiers of adjacent or neighbouring premises or give rise to a cause for reasonable complaint and it is agreed that a persistent breach by the Tenant of the terms of this Clause after warning in writing has been given by the Landlord to the Tenant shall amount to a breach of this Agreement justifying the Landlord exercising its rights of re-entry hereunder.

Signs	5.7	(a)	Not to affix anything or paint or make any alteration to the exterior of the said premises and not to paint or exhibit or affix or display or permit or suffer to be painted or exhibited or affixed or displayed outside the said premises any signboard, sign, decoration, advertising matter or other device whether illuminated or not nor to affix any writing, sign, signboard, decoration, advertising matter or other device in, at or above any part or parts of the common areas of the said building and the Landlord and/or the manager of the said building and their agents shall have the right to remove the same at the expense of the Tenant.

		(b)	Not to paint or exhibit or affix or display or permit or suffer to be painted or exhibited or affixed or displayed within the said premises or any part thereof so as to be visible from outside the said premises any signboard, stand, sign, banner, decorations, advertising matters or other device, whether illuminated or not, which are arousing, illegal, offensive and morally corrupting or may constitute or amount and/or give rise to criminal offence(s) and/or be a subject of civil litigation(s) and/or (in the opinion of the Landlord and/or its agent and/or the manager of the said building) affect the image of the shopping centre or arcade of which the said premises form part and the Landlord and/or the manager of the said building and their agents shall have the right to remove the same at the expense of the Tenant after demand in writing having been given to the Tenant to remove the same.

(c)	Notwithstanding the provisions hereinabove of this Clause, the Tenant may, subject to the Landlord’s approval in writing, have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord inside the said premises. If the Tenant carries on business under a name other than its own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of the provision(s) hereof forbidding sub letting or assignment of tenancy has taken place or is about to take place.

User	5.8	(a)	Not to use, permit or suffer the said premises or any part thereof to be used for any purpose other than such as are specified in the Second Schedule hereto and the Tenant shall obtain any licence approval or permit required by any Governmental or other competent authority in connection with the use or occupation of the said premises by the Tenant prior to the commencement of the Tenant’s business and to maintain the same in full force during the said term and shall conduct therein only such business undertakings which are duly authorised licensed approved or permitted as aforesaid and to comply in all respects with the conditions terms and regulations relating to such business or imposed on the granting of the licence and/or approval and/or permit in respect thereof.

(b)	Not to permit any person to remain in the said premises overnight without the prior written permission of the Landlord such permission shall only be given to enable the Tenant to post watchman to look after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force.

Illegal or Immoral Use	5.9	Not to use or cause or permit or suffer the said premises or any part thereof to be used for gambling or for any illegal or immoral or improper purposes.

Unlawful or Dangerous Goods	5.10	Not to keep or store or permit or suffer or cause to be kept or stored in the said premises any unlawful goods or any arms, ammunition, gunpowder, salt-petre, petroleum, liquefied petroleum gas, butane gas, kerosene or other explosive or combustible substance or dangerous, hazardous or prohibited goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any statutory modification or re-enactment thereof from time to time in force and to fully indemnify the Landlord against all actions, costs, claims and demands in respect of any breach or non-observance of this provision.

Obstructions	5.11	Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent contractor invitee or licensee of the Tenant those areas (if any) of the said building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the regulations made from time to time by the manager of the said building or the provisions of the Deed, if any, or the car park rules (if any). Not to use or cause or permit or suffer the entrances, lobbies, staircases, landings, corridors, passages, driveways and other common areas to be used for loitering or eating and not to place or leave or encumber or obstruct or permit or suffer to be placed or left or encumbered or obstructed with any boxes, furniture, articles, dust bins, chattels, goods, packaging, rubbish or other obstruction of any kind or nature any of the entrances, staircases, corridors, landings, passages, lobbies, driveways or other common areas and the Landlord and its authorised representatives shall be entitled without notice and at the Tenant’s expense to remove and dispose of as they see fit any such material aforesaid and the Landlord and its authorised representatives shall not thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall fully indemnify the Landlord against all loss, claims, damages or expenses as against the Landlord in respect thereof.

Prevention of Odours	5.12	Not to cause or permit or suffer any offensive or unusual odours or noxious smells which shall be offensive or unusual to be produced upon, permeate through or emanate from the said premises.

Animals, Pets	5.13	Not to keep or permit or suffer to be kept any animals or pets inside the said premises.

Subletting, Assigning	5.14	Not to assign, underlet, part with the possession of or transfer the said premises or any part thereof or any interest therein in any way nor permit or suffer any arrangement or transaction whether by way of sub letting, lending, sharing or other means whereby any person or persons not a party to this Agreement obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor and in the event of any such transfer, sub-letting, lending, sharing, assignment or parting with the possession of the said premises this Agreement shall absolutely determine at the option of the Landlord and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. The tenancy hereby created shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall be deemed to be breaches of this Clause:-

(a)	In the case of a tenant which is a partnership the change in such partnership whether on the death or retirement of an existing partner or otherwise.

(b)	In the case of a tenant which is a corporation any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(c)	In the case of a tenant who is an individual the death, insanity or disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or receiver of any such individual.

(d)	The change of the Tenant’s name without the previous written approval of the Landlord.

(e)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

Breach of Government Lease or Deed of Mutual Covenant	5.15	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the provisions, terms, conditions and covenants of the Government Lease or Conditions under which the said Lot is held from the Government or of the Deed, if any, affecting the said building and to fully indemnify the Landlord against the consequences of any such breach.

Breach of Insurance Policy	5.16	Not to do or permit or suffer or cause to be done any act, deed, matter or thing whatsoever whereby the policy or policies of insurance on the said building or the said premises or any part or parts thereof against loss or damage by fire and/or other insurable perils and/or claims by or liabilities to third parties for the time being in force may be rendered void or voidable or whereby the rate of premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done, permitted, suffered or caused by the Tenant or occupier of the said premises, the premium on any such policy or policies of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase and the Tenant shall forthwith repay to the Landlord on demand all sums paid by the Landlord by way of increased or additional premium thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach and in the event of the said premises or the said building or any part or parts thereof being damaged or destroyed by fire or other insurable cause at any time and the insurance money under any insurance against fire or other such cause effected thereon being wholly or partially irrecoverable by reason solely or in part of the Tenant’s act or default then and in every such case to forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost of completely rebuilding or reinstating the same.

Aerials	5.17	Not to erect any aerial on the roofs or walls of the said building or within the said premises and not to interfere with, remove, dismantle or alter those common aerials (if any) of the said building.

Air-conditioning	5.18	Not without the prior written consent of the Landlord to install air conditioning facilities in addition to such facilities as are provided by the Landlord and to take all possible measures to prevent excessive noise, condensation or dripping onto any part of the said building in respect of all such air-conditioning facilities of the said premises.

Use of Common Areas	5.19	Not to use the common areas and the common services and facilities of the said building save and except in accordance with the directions of the Landlord or the manager of the said building or their authorised representatives or the general rules or the car park rules or the club rules (if any).

Food Restriction	5.20	Not to allow the delivery of food or food containers to and from the said premises except by means of the service lift or through the designated service passage(s)/route(s) by the Landlord or the manager of the said building and, if the business of the Tenant to be carried on in the said premises not being restaurant or other food outlet, not to cook, prepare or consume any food on or in the said premises except preparation and consumption of light meals or refreshments by the Tenant and/or the Tenant’s employees or guests provided that such light meals or refreshments shall not be consumed within any retail areas of the said premises or within sight of customers and/or the public.

Locks	5.21	Not, without the previous written consent of the Landlord, to alter the existing locks bolts and fittings on the entrance doors to the said premises and not to install any additional locks bolts or fittings thereon.

Sale Of Liquor	5.22	Not to sell or supply any beer wine spirits liquor or alcohol except in compliance with the terms of the regulations under which the relevant licence is granted in respect of the said premises.

Tenant’s Association	5.23	Not to form or organize or attempt or make any effort to form or organize any tenants’ association or union with any tenants of the said building for whatever objects or purposes during the continuance of this Agreement.

SECTION VI

EXCLUSIONS

6.1	The Landlord and its agents shall not in any circumstances be liable to the Tenant, occupier or any other person whomsoever:-

Common Services and Facilities	(a)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to any defect in or failure or breakdown or suspension of the lifts escalators and air conditioning system (if any) condenser water supply system (if any) electric power and water supplies, or any other common services and facilities provided in the said building for any reason whatsoever including negligent or wrongful acts or omissions by independent contractors; or

Electricity/Gas/Water Supply	(b)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to any failure, malfunction, explosion or suspension of the electricity or power or gas or water supply or other utility to the said building or the said premises for any reason whatsoever; or

Fire and Overflow of Water, Vermin	(c)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to the escape or spread of fire, smoke or fumes or any other substance or thing or overflow or leakage of water or vibrations from anywhere within the said building or the influx of rain water or sea water into the said building or the said premises or typhoon, landslide, subsidence of the ground or the flooding or the activity of termites, roaches, mice, rats or other pests or vermin in the said building or the act neglect default or omission of the tenants and occupiers of neighbouring premises or the defective or damaged condition of the said premises or the said building or the furnishings, fixtures and fittings therein or the dropping or falling of any article whatsoever from neighbouring premises; or

Non-enforcement	(d)	In respect of any loss or damage howsoever caused by or through any non-enforcement of the provisions of the Deed, if any, in respect of the said building and such general rules, car park rules and club rules as may from time to time be made in accordance with the provisions of the Deed, if any, or non-observance thereof by any third party; or

Security	(e)	For the security or safekeeping of the said premises or the said building or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord and/or its agents of any watchman and caretaker or any mechanical or electrical alarm systems (if any) of whatever nature shall not create any obligation on the part of the Landlord as to the security of the said premises or any contents therein and the responsibility for the same shall at all times rest with the Tenant; or

Vehicles	(f)	For the security or supervision of or for any damage to or loss of vehicles or accessories or injury to persons or any damage resulting therefrom.

And the Tenant shall indemnify and keep the Landlord fully indemnified against all claims and demands whatsoever made upon the Landlord by any servant agent employee contractor or licensee of the Tenant or any other person claiming through or under the Tenant as a result of any such loss or injury or damage aforesaid nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of the happening of any of the foregoing.

Exemptions Extend to Landlord’s Agent and Manager	6.2	The Tenant hereby acknowledges that the exemptions contained in this Section also extend to the Landlord’s agent(s) and the manager of the said building; or

No Duty for Landlord to Insure	6.3	Nothing in this Section shall be construed as imposing on the Landlord or the manager of the said building any duty to insure against any of the above liabilities; or

No claim for Landlord’s works	6.4	The Tenant hereby acknowledges that the Landlord and/or the manager of the said building shall have the right to carry out decoration or renovation works in the said building at such time or times as they think:fit at their absolute discretion and during such period or periods of decoration or renovation works the Landlord and/or the manager of the said building shall have the absolute right to close certain part or parts of the said building and to alter suspense or cease the provision of services to certain part or parts of the said building and the Tenant further acknowledges that there shall not be any claim for any loss of business profit or earning as a result of or ancillary to such works or alteration closure suspension or cessation of services.

SECTION VII

ABATEMENT OF RENT

Abatement	7.	If the said premises or the said building or any part thereof shall at any time during the said term be destroyed or damaged or become inaccessible owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground, act of God, force majeure or any calamity or cause beyond the control of the Landlord or the Tenant and not attributable directly or indirectly to any act or default or neglect or omission of the Tenant his servants agents employees contractors or licensees so as to be rendered unfit for use and occupation or inaccessible and the policy or policies of insurance for such risk effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default or neglect or omission of the Tenant or if at any time during the continuance of this Agreement the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building the happening of which is not attributable directly or indirectly to any act or default or neglect or omission of the Tenant his servants agents employees contractors or licensees then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current calendar month be suspended until the said premises or the said building shall have been reinstated or again be rendered accessible and fit for use and occupation PROVIDED THAT the Landlord shall be under no obligation to repair or reinstate the said premises or the said building if in its opinion it is not reasonably economical or practicable so to do and PROVIDED FURTHER THAT in circumstances when the whole or substantially the whole of the said premises has been rendered inaccessible or unfit for use and occupation and should the said premises not have been reinstated or rendered accessible in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such damage or destruction or order or of the said premises becoming inaccessible or unfit for use and occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Landlord in respect of the rent or other charges payable hereunder prior to the occurrence of such damage or destruction or order.

SECTION VIII

DEFAULT

8.	It is hereby further expressly agreed and declared as follows:-

Default	8.1	If the rent and/or other charges payable hereunder or any part thereof shall be unpaid for fifteen (15) days after the same shall have become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of an·arrangement with its creditors or have an encumbrance take possession of any of its assets or in circumstances in which the Landlord shall have reasonable grounds to believe that the ability of the Tenant to pay the rent and other charges hereby reserved and to observe and perform its obligations under this Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods or the Tenant continues to cause unnecessary annoyance inconvenience or disturbance to the Landlord after warning in writing has been served by the Landlord on the Tenant then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Section IX hereof and without prejudice to the generality of the foregoing the Landlord shall also be entitled to forbid such defaulting Tenant and its agents employees servants licensees and visitors from using the services and amenities of the said premises and/or the said building until such default or breach has been rectified and the Landlord and/or the manager of the said building shall not incur any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof provided always that the rights and remedies given to the Landlord hereunder shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any rent and/or other moneys due to the Landlord from the Tenant.

Exercise of Rights	8.2	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of determination and/or re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

Acceptance of Rent	8.3	Acceptance by the Landlord of rent and/or interest and/or other charges payable by the Tenant hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the Tenant’s part to be observed and performed notwithstanding any rule of law or equity to the contrary.

Acts of Contractors, Guests, Servants, Agents, Licensees and Visitors	8.4	For the purpose of this Agreement, any act, default, neglect or omission of any servant, agent, family member, guest, visitor, employee, contractor or licensee (as hereinbefore defined) of the Tenant or occupier of the said premises shall be deemed to be the act, default, neglect or omission of the Tenant.

Distraint	8.5	For the purposes of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) or any statutory modification or re-enactment thereof for the time being in force and of this Agreement the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

SECTION IX
DEPOSIT

Deposit	9.1	The Tenant shall on the signing hereof and before it shall be entitled to possession of the said premises at the commencement of the said term and at such other times (if any) during the said term deposit and maintain with the Landlord the sum or sums specified in Part VII of the First Schedule hereto (hereinafter referred to as “the said deposit”) to secure the due observance and performance by the Tenant of the agreements, stipulations, terms and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term and the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other rights or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any of the said agreement, stipulations obligations or conditions, in which event the Tenant shall as a condition precedent to the continuation of the said term hereby created forthwith on demand by the Landlord deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Agreement but without prejudice to any right of action by the Landlord in respect of any aforementioned outstanding breach or non-observance or non-performance by the Tenant.

Increase of Deposit	9.2	Should increase in rent during the said term be provided for herein or should the Tenant’s share of the Air-Conditioning and Management Charges be increased, the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional to the said increase in rent and/or Air-Conditioning and Management Charges in order to restore the ratio of the said deposit to the rent plus the Tenant’s share of the Air-Conditioning and Management Charges to that previously subsisting and the payment of such increase shall be a condition precedent to the continuation of this Agreement.

Repayment of Deposit	9.3	Subject as aforesaid a sum equivalent to the amount of the said deposit shall be refunded to the Tenant by the Landlord without interest within forty five (45) days after the expiration of this Agreement and the delivery of vacant possession of the said premises to the Landlord and after the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any arrears of rent, rates, Air-Conditioning and Management Charges and other charges and any breach, non- observance or non-performance of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed whichever shall be the later. For the avoidance of doubt, the parties hereto declare and acknowledge that the said deposit is not paid over and held hereunder as a trust property and/or upon any trust, express or implied, that the said deposit needs not be segregated from other monies of the Landlord.

Deposit Not Rent 9.4	9.4	In no event shall the Tenant be entitled to treat payment of the said deposit as payment of the rent and other charges hereby reserved.

Transfer of Deposit	9.5	The Tenant hereby expressly agrees, consents and authorises the Landlord to transfer the said deposit paid under this Agreement to the new owner(s) or the purchaser(s) (as the case may be) of the said premises in the event of the Landlord assigning or selling the said premises to new owner(s) or purchaser(s) at any time during the continuance of this Agreement subject to and with the benefit of this Agreement. If the Landlord elects to procure the new owner(s) or the purchaser(s) (as the case may be) to undertake in favour of the Tenant to refund the said deposit to the Tenant in accordance with the terms and conditions of this Agreement, further but without prejudice to the generality of the aforesaid, the Tenant shall within seven (7) days upon request being made by the Landlord and at the costs and expense of the Landlord (if both parties shall retain the same solicitors), or each party shall pay its own solicitors costs and expense (if separately represented), enter into an agreement or memorandum with the Landlord and/or the new owner(s) or the purchaser(s) (as the case may be) to effectuate the purpose as aforesaid.

SECTION X

INTERPRETATION AND MISCELLANEOUS

Condonation Not a Waiver	10.1	No condoning, excusing, giving of time or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s agreements, stipulations, terms, conditions and obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future in respect of similar or other matters unless expressly so provided.

Definition of	10.2	(a)	The common areas referred to in this Agreement shall mean the Following
Common Areas and

Common Services and Facilities	(i)	Such parts of the said building as may be designated under the Deed, if any, in respect of the said building as common areas for use in common by the co-owners for the time being of the said building; and

(ii)	Such other parts of the said building as may from time to time and at any time be so designated by the Landlord and/or the manager of the said building;

(b)	The common services and facilities referred to in this Agreement shall mean the following

(i)	Such services and facilities as may be designated under the Deed, if any, in respect of the said building as common services and facilities for the use in common by or benefit of the co-owners for the time being of the said building; and

(ii)	Such other services and facilities within the said building as may from time to time and at any time be so designated by the Landlord and/or the manager of the said building;

Provided always that the Landlord and/or the manager of the said building shall also have the full and unrestricted right and power from time to time and at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor to designate redesignate reallocate and/or partition such part or parts of the common areas and/or the common services and facilities and (if any) the recreational areas and facilities on the said building for the use of any person or persons and at such charges (if any) as the Landlord and/or the manager of the said building may see fit and to erect install restrict and/or alter the arrangement and/or the location and/or the accessibility of the same and the Tenant shall not raise any objection thereto and shall not have any recourse or remedy in any manner whatsoever.

Name of Development	10.3	The Landlord reserves the right to name or to change or to consent to the change of the name of the said building with or to any such name or style as it may determine and at any time and from time to time to change, alter, substitute or abandon any such name or style in its absolute discretion and without compensation to the Tenant and without the same constituting an actual or constructive eviction of the Tenant and without the Landlord incurring any liability to the Tenant therefor whether for any loss, injury, damage, annoyance or inconvenience which the Tenant may suffer as a consequence of any change of name of the said building. The Landlord shall however give the Tenant, the Post Office and other relevant Government Authority(ies) reasonable notice of its intention to do as aforesaid or (as the case may be) of the aforesaid naming or change of name.

Introduction of Rules and Regulations	10.4	The Landlord or its agents and/or the manager of the said building shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations as they may consider proper or necessary for the management and maintenance of the said premises and/or the said building. Such rules and regulations shall be supplementary in nature and effect, and in the event of conflict the terms and conditions of this Agreement shall prevail the said rules and regulations. The Landlord shall not be liable for any loss or damage however caused arising from non-enforcement or non-observance by any third party of the said rules and regulations.

Service of Notices	10.5	Save as herein otherwise agreed and stipulated, any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant’s last known place of business or registered office or residence in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given in Part I of the Schedule hereto or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by prepaid post shall be deemed to be given at the time and date of posting.

No Fine	10.6	The Tenant expressly declares and acknowledges that no fine, premium, key money, construction money or other consideration has been paid by the Tenant or the Landlord for the grant of this Agreement.

Exclusion of Warranties	10.7	This Agreement sets out the lull agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said building or the said premises and if any such representation or warranty has been made, given or implied the same is hereby waived. The Tenant hereby declares and confirms that it has duly inspected the said premises and is fully satisfied with the current state and condition of the said premises and the furnishings (if any) and finishes therein. The parties hereto agree that the said premises will be let to the Tenant by the Landlord in the state and condition as at the date of the signing of this Agreement and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the said premises and in particular but without prejudice to the generality of the foregoing, no warranty or representation is made by the Landlord or its agents regarding the state and condition of the said premises or the said building or the furnishings (if any) or the installations and appliances therein or the user thereof.

Special Conditions	10.8	The parties hereto hereby agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions (if any) contained in the Third Schedule hereto as if the same form an integral part of this Agreement, and in the event of any conflict between any of the Special Conditions and any of the provisions in the main body of this Agreement the former shall prevail.

Joint and Several Liability	10.9	Where more than one person is named as the Tenant all such persons shall sign this Agreement and shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

Genders and Plurals	10.10	In this Agreement unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter genders and vice versa and words herein in the singular shall include the plural and vice versa and references to persons include bodies corporate and unincorporate and the term “the Landlord” shall include its agents.

Marginal Notes, Headings and Index	10.11	The marginal notes, headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Stamp Duty and Costs	10.12	(a)	This Agreement is drafted and prepared by the Landlord, and the Tenant hereby acknowledges that it has all along been fully aware of its right to take independent advice on this Agreement, its content, meanings and effect, its completion and signing and that prior to the signing hereof at least a copy of this Agreement in its draft form has been sent to it for comment and/or agreement that the Tenant has thoroughly understood the content of this Agreement and agrees to be bound hereby at its own free will by the act of having this Agreement signed by it in case the Tenant is not legally represented hereon.

(b)	Should the Tenant choose to be legally represented on the matter relating to this Agreement, the Tenant shall bear and pay its own legal costs and such disbursement as may be charged by its solicitors hereof and incidental hereto, unless both the Landlord and Tenant are legally represented hereon by the same solicitors where the legal costs and disbursements of and incidental to the preparation, completion and signing of this Agreement shall be borne by the parties hereto in equal shares.

(c)	Should the parties hereto be legally represented separately each party shall bear and pay its own legal costs and such disbursements as may be charged by its own solicitors hereof and incidental hereto.

(d)	Notwithstanding and without affecting and limiting the generality of the provisions of sub-clauses (a), (b) and (c) hereinabove, the stamp duty and (if any) registration fee and other disbursements of the Landlord in connection with this Agreement and its counterpart shall be borne by the parties hereto in equal shares. Unless otherwise agreed the stamping and (if applicable) registration of this Agreement and its counterpart shall be done by or through the Landlord that upon demand by the Landlord, the Tenant shall forthwith pay to the Landlord the Tenant’s share of the stamp duty and registration fee aforesaid.

Each Provision Independent and Severable	10.13	Each and every part of the clause sub-clause term condition stipulation or provision in this Agreement, save and except otherwise specified, shall be construed as an independent and severable part of the clause, sub-clause term condition stipulation or provision in this Agreement. In the event that any part of the clause, sub-clause term condition stipulation or provision is found to be illegal invalid or unenforceable such part of the clause, sub-clause term condition stipulation or provision shall be deemed to have been severed from this Agreement and shall not affect the validity and enforceability of the other part of the clause, sub-clause, term condition stipulation or provision and the other clauses, sub-clauses terms conditions stipulations or provisions of this Agreement.

Sale and Demolition	10.14

Notwithstanding anything herein contained to the contrary, if the owner of the said premises (“the Owner”) shall resolve to sell or redevelop or demolish or re-build or refurbish or renovate the said premises or the Mall or the said building or any part(s) thereof (which intention shall be sufficiently and conclusively evidenced by a copy of the Resolution of its Board of Directors and, in case of the sale as aforesaid, of the sale contract certified by its Secretary or one of its Directors or a solicitor to be true and correct copy) then in any of such events the Landlord or the Owner shall be entitled to give not less than three (3) months’ notice in writing to be given and to expire on any day of any calendar month to terminate this Agreement and immediately upon the expiration of such notice this Agreement shall be terminated and the Tenant’s right to occupy and remain in the said premises shall cease notwithstanding any rule of law or equity or any prior agreement(s) and the Tenant shall forthwith deliver .up vacant possession of the said premises to the Landlord or (as the case may be) the Owner without any claim, costs or compensation whatsoever but without prejudice to the rights and remedies of the Landlord and/or the Owner against the Tenant in respect of any antecedent claim or breach of any of the covenants restrictions stipulations or conditions herein contained. “Redevelopment” and/or “demolition” for the purposes of this Clause shall mean the redevelopment and/or demolition of the said building wholly or a substantial part(s) (but not necessarily a major part) thereof whether or not including any main walls exterior walls or roof of the said premises and whether or not any part thereof is to be re-built or redeveloped or reconstructed in the same or any other manner, and “refurbishment” and/or “renovation” for the purposes of this Clause may or may not include redevelopment or demolition or rebuilding of the said building or any part thereof.

Time	10.15	The parties hereto agree that time shall in all respect be of the essence of this Agreement.

Governing Law	10.16	This Agreement shall be governed by and construed in accordance with the laws of the HKSAR and the parties hereto shall submit to the non-exclusive jurisdiction of the courts of the HKSAR.

Description of Premises	10.17	The Landlord reserves the right to change the alphabetical or numerical description of the said premises to any such description name or style as the Landlord may at its sole discretion determine at any time and/or from time to time during the term of letting created hereunder without compensation to the Tenant and without the same constituting any actual or constructive eviction of the Tenant and without the Landlord in any event incurring any liability to the Tenant for any loss, injury, damage, annoyance or inconvenience which the Tenant may suffer as a consequence of any change made by the Landlord as aforesaid. The Landlord shall however give the Tenant, the Post Office and other relevant Government Authorities 3 months’ prior written notice of the aforesaid change of description of the said premises.

Rights of Third Party	10.18	(a)	Save as provided in sub-clause (b) below, the Landlord and the Tenant do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623) (the “Rights of Third Parties Ordinance”).

		(b)	Subject to the provisions contained in this Clause, each of the following third parties (each being a “Designated Third Party”) shall have the benefit of and may enforce this Agreement pursuant to the Rights of Third Parties Ordinance

(i) the manager of the said building; and

(ii) the Landlord’s successor(s) in title and assign(s).

(c)	This Agreement may be varied from time to time or (where such right of rescission exists) rescinded without the consent of any Designated Third Party or any other person who is not a party to this Agreement and section 6(1) of the Rights of Third Parties Ordinance shall not apply to this Agreement.

IN WITNESS whereof this Tenancy Agreement has been duly signed by the parties hereto the day and year first above written.

THE FIRST SCHEDULE

PARTI

THE LANDLORD

SUN HUNG KAI REAL ESTATE (SALES AND LEASING) AGENCY LIMITED, whose registered office is situated at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong, Agent for the Owner of the said premises.

PART II
THE TENANT

HWS SPA HOLDINGS LIMITED, whose registered office is situated at Unit No. 10, 2nd Floor, Yick Tai Industrial Building, Nos. 650-652 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

PART III

THE SAID PREMISES

SHOP NO. 1117 on LEVEL 1 of the Commercial Accommodation (herein called “the Mall”) of the development at 9 Long Yat Road, Yuen Long, New Territories, Hong Kong erected on The Remaining Portion of YUEN LONG TOWN LOT NO. 507 (herein called “the said building”), as for identification purpose only shown on the Plan attached hereto and thereon coloured Pink.

PART IV

TERM OF TENANCY

V For the term of THREE (3) YEARS commencing on the 1st day of November 2022 and expiring on the 31st day of October 2025 (both days inclusive).

PART V

PARTICULARS OF RENT

1.	The monthly rental (exclusive of rates, Air-Conditioning and Management Charges and promotion levy, which are payable by the Tenant) for the said term shall comprise:-

(A)	Basic Rental as follows:-

(i)	The Basic Rental for Year 1 of the said term shall be HK$63,240.00 ONLY;

(ii)	The Basic Rental for Year 2 of the said term shall be HK$73,780.00 ONLY; and

(iii)	The Basic Rental for Year 3 of the said term shall be HK$79,050.00 ONLY

(hereinafter referred to as “the Basic Rental”) AND

(B)	(If any) The Additional Turnover Rental being an amount by which 16% of the Monthly Gross Receipt(s) (as hereinafter defined) of the Tenant’s business at the said premises during and for the rental payable month (without any deduction) exceeds the Basic Rental (hereinafter referred to as “the Additional Turnover Rental”)

and notwithstanding anything contained in this Agreement the rental for the said term payable hereunder shall be paid by the Tenant to the Landlord in the following manner.

2.	The rental payable as the Basic Rental of any month will be paid in advance by the Tenant on the 1st day of each and every calendar month and shall not be refundable to the Tenant in any event.

3.	In the event that the Additional Turnover Rental of any month becomes payable to the Landlord, the Tenant shall pay in arrear but no later than the 14th day of the following month to the Landlord the full amount of the Additional Turnover Rental.

4.	The payment of the Additional Turnover Rental in accordance with the provisions above shall be accompanied by separate advice (in the form of a written statement) as to the precise amount of the Monthly Gross Receipts of the Tenant’s business at the said premises during the preceding month, such advice being duly certified by the Tenant’s chief accountant(s) to be true and correct and shall be delivered to the Landlord within fourteen (14) days after the end of each month whether or not there being any Additional Turnover Rental payable. For the avoidance of doubt, in the event that no Additional Turnover Rental is payable for any calendar month the deficit shall not be carried forward to the next calendar month for determining the Additional Turnover Rental for the next calendar month.

5.	At the close of each Accounting Period (as hereinafter defined) the Tenant will at its own costs and expenses cause its entire records for the preceding Accounting Period to be audited by the auditors appointed from time to time by the Tenant and approved by the Landlord and procure the auditors to issue a certificate as to the Monthly Gross Receipts for each calendar month of the Accounting Period in question and such certificate shall forthwith be delivered to the Landlord and in no event later than three (3) months after the close of the Accounting Period in question.

6.	Within 15 days after the delivery of the said certificate of the auditors showing the Monthly Gross Receipts for each calendar month of the Accounting Period in question, the Tenant will pay to the Landlord or the Landlord will repay to the Tenant the amount (if any) by which the rental as calculated by reference to the aforesaid provisions and the auditors’ certificate aforesaid exceeds or falls short of the rental already paid during the Accounting Period in question (as the case may be), but such adjustment shall not in any event require the Landlord to refund any of the Basic Rental agreed and received by the Landlord.

7.	Notwithstanding anything herein contained and for the avoidance of doubt, the Tenant agrees and covenants that it shall still be under obligation to observe, perform and comply with the provisions of this Pail V notwithstanding that at the time of any such provisions to be observed, performed and complied with by the Tenant and/or to be enforced by the Landlord this Agreement may have expired by effluxion of time or been earlier terminated pursuant to the provisions of this Agreement.

8.	The Landlord may at any time at its own expense appoint auditors or agents to check the Monthly Gross Receipts of the Tenant’s business. Furthermore, the Tenant shall install at its own expense electronic cash registers. The Tenant shall at all times permit such operation and open its books and records to the Landlord, its duly authorised agents or any such auditors or authorized agents.

9.	The Tenant shall also throughout the said term keep or cause to be kept complete, accurate and true records of the Monthly Gross Receipts in each calendar month- If at any time the Tenant fails to make complete and accurate reports thereof, the Tenant acknowledges that the Landlord shall then be at liberty to make an interim assessment of the Additional Turnover Rental (if any) and such interim assessment shall be deemed correct for all purposes and payment of the Additional Turnover Rental will be made thereon until complete and accurate reports of the Monthly Gross Receipts have been rendered. The Landlord may make such interim assessment on such basis as the Landlord may in its absolute discretion determine.

10.	The expression “Gross Receipts” shall for the purpose of this Part V mean the gross amount of all sums billed or received in the course of the Tenant’s business conducted at the said premises including but not limited to the sums billed or received for any sundry items and/or food and/or drinks sold at the said premises and/or all goods and services of whatsoever kind and description provided within or through or out of the said premises and all other income of whatsoever kind and description deriving from or in respect of the said premises including sales of souvenirs and all sums received by way of service charges (including but not limited to the 10% service charge) Provided That:-

(a)	every sale on credit terms or on an instalment basis shall be deemed to be a sale for the full cash price at the date when the same is made irrespective of the time or times at which the Tenant receives payment;

(b)	every deposit by a customer shall be included in the Gross Receipts at the time of receipt and shall only be deducted if and when repaid;

(c)	in calculating the amount of the Monthly Gross Receipts no deduction shall be made for bad or doubtful debts or (in the case of transactions paid by credit card) discounts or commissions payable by the Tenant to the provider of the credit;

(d)	the full agreed price of any item of the goods or merchandises that the Tenant sells in the said premises traded or bartered out in the said premises for goods shall be included in the Gross Receipts disregarding the agreed value of the goods so traded or bartered in AND, if any, the top-up payment to be made by either party of the goods trading in issue;

(e)	purchase tax and any similar sales or excise tax (if any) imposed directly on the Tenant in respect of the supply of goods or services shall be included in the Monthly Gross Receipts but only to the extent that such tax is actually paid or accounted for by the Tenant to the taxing authority;

(f)	(if the Tenant’s business in the said premises includes or involves (inter alia) redemption of cash, gift, festive product or other coupons (irrespective of where such coupons are sold and purchased or given and obtained) at the said premises for goods, service or money) the total value of the goods, service or money redeemed in the said premises as aforesaid shall, notwithstanding anything said hereinabove, be included in the Gross Receipts and then shall submit to the Landlord periodically as aforesaid a separate statement or account for any or all of the said business activities;

(g)	The value of the goods collected and the service redeemed or utilized in the said premises as purchased or ordered online or via internet or other non-traditional means shall be included in the Gross Receipts, and in such connection the Tenant shall, together with the submission of the monthly statement as aforesaid, submit to the Landlord full and detailed record of the abovesaid collection and/or redemption; and

(h)	In respect of the goods and service which is/are ordered in another location of the Tenant’s business conducting the same business that the Tenant is carrying on in the said premises (hereinafter called “the place of order”) but is/are collected or redeemed or utilized in the said premises, the value thereof (less, if any, the deposit paid upon the order therefor in the place of order) payable upon collection or redemption or use in the said premises shall be included in the Gross Receipts, and in such connection the Tenant shall, together with the submission of the monthly statement as aforesaid, submit to the Landlord full and detailed record of the abovesaid collection and/or redemption and/or use.

11.	The expression “Accounting Period” shall for the purpose of this Part V mean the period from 1st January to 31st December (both days inclusive) in each year save that the first Accounting Period shall be the period from the date upon which rent commences to be payable to 31st December in the same year (both days inclusive) and the last Accounting Period shall be the period from 1st January in the last year of the said term to the date of expiration or earlier determination of the said term (both days inclusive).

PART VI

AIR-CONDITIONING AND MANAGEMENT CHARGES

The monthly Air-Conditioning and Management Charges at the making hereof is HK$ 10,908.90, which shall be subject to revision prior to the commencement of and during the said term.

PART VII

THE SAID DEPOSIT

RENTAL DEPOSIT	HK$316,200.00
AIR-CONDITIONING AND MANAGEMENT CHARGES DEPOSIT	HK$ 43,635.60
TOTAL (being 4 months’ largest Basic Rental and 4 months’ Air- Conditioning and Management Charges)	HK$359,835.60

PART VIII

NORMAL BUSINESS HOURS

The business hours of the Mall are from 10:00 a.m. to 10:00 p.m. daily. The Landlord reserves the right to alter or amend the said business hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.

PART IX

PROMOTION LEVY

HK$1,581.00 per month at the making hereof, subject to revision prior to the commencement of and during the said term and in accordance with the provision of this Agreement.

THE SECOND SCHEDULE

USER

Restricted to use for retail sale and display of skin and hair care products and related accessories under the brand name of “Pitanium” under the trade name and style of “Pitanium” only but for no other purpose whatsoever. For the avoidance of doubt, the area for the retail sale and display of hair care products should not be less than 70% of the total area of the said premises.

THE THIRD SCHEDULE

SPECIAL CONDITIONS

1.	Notwithstanding anything said herein, the Tenant shall be entitled to a rent-free period of THIRTY (30) days as from (and inclusive of) the actual commencement date of the said term for the purpose of fitting-out, and/or renovation and/or decoration of the said premises (but for the avoidance of doubt, the Tenant shall pay all other charges payable hereunder by the Tenant during and for the said rent-free period).

2.	The Tenant shall observe and comply with the “Design and Fitting-Out Guide” and other relevant rules or requirements imposed by the Landlord or the manager of the said building for the carrying out of the Fitting Out Works, if any, for and to the said premises. The Landlord is entitled from time to time to amend and/or alter the content of the said general requirements as it deems appropriate or necessary without further notice to the Tenant.

3.	(a)	The said premises shall be handed over to the Tenant in a “as-is” state and condition without any shopfront device (e.g. shopfront glazing, shopfront glass or wall, door or fence) at the shopfront of the said premises as coloured purple on the plan attached hereto and the Landlord shall not do any decoration work save and except repair of any structural defect within the said premises. The Tenant shall at its own costs and to the Landlord’s satisfaction reinstate all alteration and additional work by it and deliver up vacant possession of the said premises to the Landlord in a “bare shell” state and condition upon expiration or sooner determination of the tenancy. The Landlord shall have the absolute discretion on retaining the transparent shutter (if any) upon expiration or sooner determination of the tenancy without any reimbursement or similar payment therefor to the Tenant.

(b)	The Tenant shall at its own expense be responsible for installation of the shopfront device (e.g. shopfront glass or wall, door or fence) of the said premises but the design / material of the abovesaid shopfront device shall be prior approved by the Landlord at its sole discretion and complied with relevant statutory requirement.

(c)	The Tenant acknowledges that the existing tenant of the said premises has not yet delivered vacant possession of the said premises to the Landlord, and the Tenant agrees that this Agreement shall be subject to the Landlord being able to deliver vacant possession of the said premises to the Tenant on the aforesaid agreed commencement date of the said term. It is mutually agreed that if the Landlord cannot handover the said premises to the Tenant on the aforesaid agreed commencement date of the said term for whatever reason, the Landlord is entitled to, by notice whereof in writing to the Tenant at any time prior to the said agreed commencement date, postpone the commencement of the said term for a period of not exceeding six (6) months (but with right of the Landlord to demand the Tenant to take earlier possession of the said premises at any time within the said postponement period by giving to the Tenant a 3-day notice whereof in writing), for which the Tenant shall have no claim whatsoever against the Landlord. If the Landlord cannot handover the said premises to the Tenant before the expiry of the said postponement period for whatever reason, the Landlord is entitled to rescind the letting of the said premises hereunder by giving notice thereof in writing to the Tenant. Upon such rescission, the Landlord shall return to the Tenant all deposit(s) paid without interest, costs or compensation and the Tenant shall have no claim whatsoever against the Landlord.

4.	The Tenant agrees and undertakes that notwithstanding any other provisions herein contained, the Tenant shall:-

(a)	adopt for its business in the said premises such new interior design concept not having ever been adopted for other shop(s) or retail outlet(s) of the Tenant’s business (same of or similar to that herein stipulated) located in the following areas:-

(i) Yuen Long; and

(ii) Tuen Mun;

(b)	submit the required fitting out plans including M & E drawings to the Landlord before the commencement of the said term for the Landlord’s approval;

(c)	commence the fitting out works only upon receipt of the Landlords’ said approval; and

(d)	stall to operate its business in the said premises within two months from the commencement of the said term.

If the Tenant shall fail to perform and observe any of the above conditions, the Landlord shall be absolutely entitled to serve notice in writing to the Tenant to require the Tenant to perform and observe the above conditions within seven (7) days from the date of the said notice, failing which the Landlord shall be absolutely entitled (but not obliged) to serve on the Tenant seven (7) days’ notice in writing to terminate this Agreement, and upon expiration of the said notice this Agreement shall cease absolutely and the Landlord shall re-enter and repossess the said premises free from any rights or interest of the Tenant but without prejudice to any rights or remedies that may have accrued to the Landlord against the Tenant in respect of any antecedent breach of condition or other term of this Agreement, including the breach in respect of which the termination is made. Upon termination of this Agreement all deposits paid by the Tenant shall be applied to set off such loss and damage that the Landlord may suffer or may have suffered as the result of the said breach(es) and the Landlord shall be entitled to re-let the said premises to other party or parties on such terms and conditions as it may deem appropriate without prejudice to the Landlord’s rights to recover from the Tenant any loss and damages that it may sustain. In the event of the Tenant failing to perform any of the conditions above, as an alternative to serving the abovesaid notice to terminate this Agreement as aforesaid, the Landlord shall be entitled to take proceedings to enforce specific performance of this Agreement by the Tenant.

5.	The Tenant agrees that any delay in submitting or resubmitting fitting-out proposals and plans which are unsatisfactory to the Landlord shall not entitle the Tenant to claim for any extension of rent-free fitting-out period.

6.	The Tenant has to pay debris removal deposit, debris removal fee, temporary electricity charge, if any, etc. at the amount to be advised by the Management Office prior to commencement of fitting out works.

7.	(a)	The Tenant is required to use the shopfront (as coloured yellow on the plan attached hereto) as “Showcase(s)” and to maintain the shopfront display in the manner as a first class commercial complex throughout the said term. For the avoidance of doubt, any obstructions of view along the said shopfront and/or installation of storeroom/changing room/blinds or the like to block up or cover up the same are strictly prohibited. If the Tenant fails to alter the shopfront display to the satisfaction of the Landlord within 14 days after receipt of the Landlord’s notice, the Landlord is entitled (but not obliged) to terminate this Agreement and forfeit the said deposit and to re-enter the said premises.

(b)	The layout of the shopfront area shall be designed by the Tenant in low range of fittings and fixtures which cannot exceed 1200 mm in height, and will not block the visibility among shopfronts (as coloured yellow on the plan attached hereto) and common corridors. The design and layout and the use of the area of the curtain glazing and the area in its proximity shall be subject to the Landlord’s approval at it sole discretion. The Tenant shall submit to the Landlord for its prior approval all the relevant drawings and specification(s) (showing the colour(s), materials used, the content (e.g. words and pictures) of the matters forming subject of such said design and layout and use) before commencement of the fitting-out work of the said premises, and shall from time to time and upon the Landlord’s request in writing alter to the satisfaction of the Landlord such existing design and layout and use, though previously approved, if the Landlord finds the same unsatisfactory.

(c)	The Tenant shall keep the shopfront of the said premises lit from 9:00 a.m. to 11:00 p.m. daily throughout the said term and shall install a timer to control the lighting at its own cost in order to minimize inconvenience/darkness to the neighbouring.

(d)	The Tenant undertakes not to obstruct the area under the fire shutter, if any (as coloured blue on the plan attached hereto), at anytime throughout the said term. The Tenant shall take into consideration the said requirement as its detailed design of the layout of the said premises.

(e)	The Tenant shall not block and shall keep clear at all time throughout the said term the exit door(s), if any (as coloured green on the plan attached hereto), as an emergency exit.

(f)	The Tenant shall keep the entrance(s), if any (as coloured orange on the plan attached hereto) open for public access during the normal business hours of the Mall set forth in Part VIII of the First Schedule hereto throughout the said term.

(g)	NO box, trolley or tray especially those bearing brand name and/or logo can be placed immediately on and/or along the shopfront glass panel and/or near the entrance of the said premises.

(h)	Directory/display stand is not allowed to be put outside the said premises.

(i)	The dimension, design, material and colour scheme of the signage inside the said premises must be submitted for the Landlord’s prior approval.

(j)	Installation of cockloft in the said premises is strictly prohibited.

(k)	All delivery and/or removal of fitting-out equipment, material or debris, goods, merchandise and garbage shall be arranged outside the normal business hours of the Mall or at such time and at such routing to be approved and designated by the Management Office of the Mall.

(l)	The Tenant acknowledges that building services installation (such as ductworks, pipeworks, hose reel, and etc.) may not be shown on the plan attached hereto.

(m)	Bargain sale of merchandise at or near the shopfront is strictly prohibited and that such bargain sales should be conducted at the rear side of the said premises.

(n)	Touting with loud voice causing nuisance or annoyance to the tenants or occupiers of adjacent premises or to users and customers of the same or to the Landlord is strictly prohibited.

(o)	The Tenant undertakes not to put merchandise, rubbish, boxes and other articles outside the boundary of the said premises (i.e. in the Landlord’s common area) throughout the said term. In particular, the Tenant undertakes not to obstruct/block the fire escape staircase and common corridor.

(p)	The Tenant acknowledges that neon-coloured poster/price list in hand-written or printed form sticking on shopfront or merchandise is not allowed.

8.	The Tenant acknowledges that:-

(a)	the Landlord has the right to carry out renovation and/or alteration and/or addition work within, outside and/or above the said building; and

(b)	there will be fitting out works carried out by the Landlord and/or other tenants of the Mall (including but not limited to alteration of ceiling, modification of glass shopfront and/or door, mechanical and electrical works, etc.)

which might cause inconvenience to the tenants of the Mall and that the Tenant hereby agrees that the Tenant shall have no claims whatsoever against the Landlord or its agent(s) therefor.

9.	The Tenant shall at its own expense keep lit any shopfront windows, showcases and signs of the said premises throughout the hours during which the Mall is open to the public and for the better observance hereof the Tenant shall permit the Landlord to control the electrical circuits to the shopfront windows, showcases and signs and the Tenant shall be required to have such electrical circuits connected and wired to allow the Landlord to have such control. For the purpose of this Condition, shopfront windows shall be deemed to include those parts of the interior of the said premises immediately fronting onto the common areas of the Mall and/or the street frontage for display of merchandise.

10.	The Tenant warrants that in connection with the operation of its business in the said premises it has obtained and shall acquire all relevant and necessary copyrights and shall not in the course of such business cause or suffer to be infringed any copyright(s) or other rights of intellectual property, and, as the case may be or may require, duly pay all relevant and required royalties, subscription fees, duties or charges.

11.	The Landlord shall have the right to name and re-name the Mall as in its sole discretion deemed fit and desirable, to which the Tenant shall have no objection whatsoever. The Tenant further agrees that upon being notified by the Landlord or its agent of the name or the new name of the Mall the Tenant shall adopt such name or new name as the name of the Mall when stating the address or location of the Tenant’s business in the said premises in and on all the promotion and advertising and introductory means and/or materials (e.g. leaflet, print advertisements, press releases and any other means of advertising), and the Tenant shall state and include the name or new name of the Mall in and on all such said means and materials.

12.	Notwithstanding anything contained herein, the Tenant shall adopt for its business in the said premises a 3-dimensional shopfront design in full compliance with the guidelines rules or requirements imposed by the Landlord or the manager of the Mall. Failure to comply with this condition shall be a material breach of this Agreement entitling (but not obliging) the Landlord to terminate this Agreement forthwith and forfeit all the deposit held hereunder with or without prior warning or notice.

13.	Notwithstanding anything said herein, the Tenant agrees to extend the operation of its business at the said premises on the following days until the specified business closing hours as appended hereinbelow:-

Business Closing Hours
a.	Christmas’ Eve	Not earlier than 12:00 midnight of the following day.
b.	New Year’s Eve	Not earlier than 12:00 midnight of the following day.
c.	Chinese New Year’s Eve	Not earlier than 12:30 a.m. of the following day.

Failure to comply with the above condition shall constitute a material breach of this Agreement entitling the Landlord to early terminate this Agreement.

14.	Without prejudice or affecting the generality of the provisions herein regarding the fitting-out and/or reinstatement works of the said premises, and if the Tenant wishes to, subject to the Landlord’s prior consent, re-fit out and renovate the said premises, the Tenant agrees to erect a hoarding with full height graphic design sticker covering the same to hoard up the entirety of the said premises (“the said Hoarding”) at its own costs and expenses and to the Landlord’s satisfaction forthwith upon the commencement and/or expiry/termination of the said term and during the course of the fitting-out and/or re-fit out and/or reinstatement works of the said premises, failing which the Landlord shall be entitled to without first seeking the Tenant’s consent to do the said Hoarding but at the sole costs and expenses of the Tenant, which costs and expenses shall be fully reimbursed by the Tenant to the Landlord within Seven (7) days from the written demand therefor, failing which the Landlord shall be entitled to treat such unpaid costs and expenses as a debt under this Agreement and to set off the same by deduction from the deposit held hereunder. For the avoidance of doubt, the Landlord is not obliged to demolish the said Hoarding, and the same shall be done by the Tenant at its own cost and expenses and upon the approval of the Landlord.

15.	(a)	Notwithstanding anything contained in this Agreement, the Landlord shall have the right (but not obliged) to terminate this Agreement at any time during the said term by giving not less than NINETY (90) days’ notice in writing (such notice of termination may expire at any time) to the Tenant upon the happening of the following event (“the Event”):-

If the average of the Gross Receipts (as defined in Part V of the First Schedule to this Agreement and whether as advised by the Tenant or audited by the auditors or otherwise) of any twelve (12) consecutive months (but after the aforesaid rent-free period) during the said term shall be less than HK$421,600.00 per month.

(b)	On the expiry of the said notice of termination, everything contained in this Agreement shall cease and be void and the Tenant shall immediately deliver up vacant possession of the said premises to the Landlord. The Tenant shall not be entitled to claim against the Landlord for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Tenant whatsoever but any such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any covenants agreements stipulations terms or conditions herein contained.

(c)	For the avoidance of doubt, the said notice of termination may be served at any time after the happening of the Event. No acceptance of rent or any other payment or inaction, condoning, excusing or overlooking whatsoever by the Landlord after the happening of the Event shall operate or be regarded by the Tenant as a waiver of the Landlord’s rights hereunder or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

(d)	The Tenant shall not be entitled to any claim against the Landlord for any damages or compensation or any relief against such extinguishment.

(e)	Notwithstanding the right of the Landlord to make interim assessment as aforesaid in Part V of the First Schedule hereto, if the Tenant fails to submit to the Landlord the written statement of the Monthly Gross Receipts for any month in the manner as stipulated under Part V of the First Schedule hereto, a material breach of this Agreement by the Tenant shall be deemed constituted, and the Landlord shall be absolutely entitled to serve notice in writing to the Tenant to require the Tenant to submit such statement within seven (7) working days from the date of the said notice, failing which the Landlord shall be absolutely entitled (but not obliged) to terminate this Agreement by giving to the Tenant seven (7) days’ notice in writing, and upon expiration of the said notice this Agreement shall cease absolutely and the Landlord shall re-enter and repossess the said premises free from any rights or interest of the Tenant but without prejudice to any rights or remedies that may have accrued to the Landlord against the Tenant in respect of any antecedent breach of the condition or other term of this Agreement, including the breach in respect of which the termination is made. Upon termination of this Agreement all deposits paid by the Tenant shall be applied to set off such loss and damage that the Landlord may suffer or may have suffered as the result of the said breach(es) and the Landlord shall entitled to re-let the said premises to other party or parties on such terms and conditions as it may deem appropriate without prejudice to the Landlord’s right to recover from the Tenant any loss and damages that it may sustain. In the event of the Tenant failing to perform this condition, as an alternative to serving the abovesaid notice to terminate this Agreement as aforesaid, the Landlord shall be entitled to take proceedings to enforce specific performance of this Agreement by the Tenant.

16.	Notwithstanding anything herein contained to the contrary, the Tenant agrees to and shall pay to the Landlord the Basic Rental, Additional Turnover Rental (if any), air- conditioning and management charges, promotion levy (if any), rates and all other charges, fees and interest payable by the Tenant to the Landlord hereunder (“the Required Payments”) by bank autopay. In such connection, the Tenant shall, prior to the actual commencement of the said term, fill in and complete in accordance with the Landlord’s or its agent’s direction, duly sign and return to the Landlord or its agent the bank autopay or direct debit authorization form(s) (prescribed and provided by the Landlord’s or its agent’s banker) (“the Authorization”) provided by the Landlord or its agent, and further agrees that:-

(a)	it shall not vary cancel terminate or withdraw the Authorization without the Landlord’s or its agent’s consent in writing PROVIDED THAT the Tenant shall be entitled to cancel terminate and withdraw the Authorization without the Landlord’s or its agent’s consent upon expiry of Forty-five (45) days after the expiry or termination of the letting hereunder subject strictly to there being at that time no Required Payment(s) or arrears thereof unpaid or remaining unpaid;

(b)	prior to the actual commencement of the abovesaid bank autopay arrangement under the Authorization the Landlord or its agent shall be entitled to demand the Tenant to, and the Tenant shall so do, pay the Required Payments in cash or by cheque(s), banker’s standing order(s) or direct debit(s);

(c)	on default of the payment of the Required Payments (or any item(s) thereof) by way of the abovesaid bank autopay the Landlord or its agent shall be entitled (but not obliged) to demand the Tenant to, and the Tenant shall so do, pay the Required Payments (or any items thereof) in arrears in cash or by cheque(s), banker’s standing order(s) or direct debit(s), and the Landlord shall have right to charge by way of additional rent interest at such rate as stipulated and in such manner as provided in the relevant clause(s) hereof (or of the formal tenancy agreement herein if this document is a confirmation of tenancy or equivalent); and

(d)	the Landlord or its agent shall, if they consider necessary, be absolutely entitled to demand the Tenant to, and the Tenant shall so do, fill in, complete, sign and return to the Landlord or its agent afresh bank autopay or direct debit authorization form(s) or the equivalent request(s) to replace the Authorization.

17.	The Tenant agrees to make available to its customers in the said premises more options for payment, and in such connection the Tenant shall use its best endeavour to, at its own costs and risk(s), adopt, install, maintain and cause to be operative during the said term, in addition to whatever method(s) of payment it intends to use in the said premises during the said term, at least FOUR (4) of such mobile payment systems/devices currently available for use in Hong Kong to achieve and serve the abovesaid purpose. Failure on the part of the Tenant to perform this Condition shall constitute a breach of this Agreement entitling (but not obliging) the Landlord to early terminate this Agreement by giving not less than seven (7) days’ prior notice thereof in writing to the Tenant.

THE FOURTH SCHEDULE

EXCEPTIONS AND RESERVATIONS

1.	The right of free and uninterrupted passage egress from and ingress to the common services of the said building as are in or under above or through the said premises to install, affix, erect or permit to be installed, affixed or erected any aerial(s), transmitter(s) or other telecommunication cable(s) wiring(s) or equipment above the false ceiling or otherwise over or under the said premises and the Tenant shall permit the Landlord and/or the manager of the said building and their authorized agent(s) or contractor(s) (with or without tools and materials and workmen) to enter the said premises to install affix erect maintain repair replace or renew such aerial(s) transmitter(s) cable(s) wiring(s) or equipment at all reasonable time but upon prior appointment and shall not remove, alter, tamper or otherwise cause damage to such aerial(s) transmitter(s) cable(s) wiring(s) or equipment at the said premises and shall indemnify the Landlord against all such claims demands actions proceedings loss or damages costs expenses arising from the breach of aforesaid provision by the Tenant.

2.	The right to erect or permit or suffer there to be erected any building structure or thing on any other part of the said building or the land and/or building(s) adjoining or neighbouring the said building notwithstanding that such building may diminish interfere with obstruct or affect the amenity of the said premises the access of light or air to the said premises or any easement, privilege or right whatsoever enjoyed by the said premises.

3.	(a)	The right to remove, cancel, relocate or otherwise change or carry out any alteration or addition or other works to the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts, escalators and toilets) of the said building and such other part or parts of the said building (other than the said premises) from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor. In particular, the Landlord hereby expressly reserves the right at any time and at its sole discretion to renovate or refurbish the commercial/retail accommodation of the said building and to change, alter, amend, vary, add to and relocate the layout of the commercial/retail accommodation including but not limited to the external walls, entrance lobbies, staircases,.. landings, passages, corridors, toilets, lifts and escalators and to carry out works to effect such renovation, refurbishment, change, alteration, amendment, variation, addition and re-location Provided that the size of the said premises shall not be affected or reduced in any way And Provided further that the Tenant shall not be entitled to object to the renovation, refurbishment, change, alteration, amendment, variation, addition, re-location or any works thereof and shall have no right of action or claim for compensation whatsoever in connection with any matters arising from this Clause.

(b)	The right, subject to the Deed, to provide and install a public address system throughout the common areas and to play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

4.	The right of free and uninterrupted passage running and transmission of water, soil, gas, electricity and of all other services or supplies through such conduits, sprinklers, wires, cables, watercourses, sewers, flues, gutters and other associated apparatus and similar items, ductworks, pipeworks and hose reel (“the conduits”) now or may after the date of this Agreement be in the said premises and serving or capable of serving other parts of the said building or the land and/or building(s) adjoining or neighbouring the said building together with the right to enter upon the said premises at reasonable times and upon prior appointment to inspect repair maintain replace renew alter improve or remove any such conduits or to lay any new conduits in the said premises, such works to be carried out with all due care and expedition causing as little damage or disturbance as possible and making good all damages caused thereby to the said premises.

5.	The right of shelter protection and support from the said premises for any other part of the said building.

6.	All easements, quasi-easements, privileges and rights whatsoever now enjoyed by other parts of the said building in, under, over or in respect of the said premises as if such parts of the said building and the said premises had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant.

SIGNED by	)	For and on behalf of
	)	SUN HUNG KAI REAL ESTATE (SALES AND LEASING) AGENCY LIMITED
Chow Shuk Man Judy	)
)
the authorized person of Sun Hung Kai Real	)

	)	Authorized Signatures(s)
Estate (Sales and Leasing) Agency Limited, the	)
)
Agent for the Owner as aforesaid, whose signature	)

)
is verified by:-)

Ip Shu Chun Joyee
Solicitor (In-House)
Sun Hung Kai Properties Limited

	)	For and on behalf of
SIGNED by	)	HWS SPA HOLDINGS LIMITED
)
WONG, YING YEUNG	)
)
(being the person(s) duly authorized and approved	)
)
by the Board of Directors of the Tenant) for and on	)
)
behalf of the Tenant in the presence of:-)
Authorized Signatures(s)

NAME: FUNG, TING ON

RECEIVED the day and year first above written of and	)
)
from the Tenant the sum of HONG KONG DOLLARS	)	HK$359,835.60
)
	)	For and on behalf of
THREE HUNDRED FIFTY-NINE THOUSAND EIGHT	)	SUN HUNG KAI REAL ESTATE (SALES AND LEASING) AGENCY LIMITED
)
HUNDRED THIRTY-FIVE AND CENTS SIXTY ONLY	)
)
being the deposit money above expressed to be payable by	)
)
the Tenant to the Landlord.	)
Authorized Signatures(s)

1159
1158
1156-1157
1001
1002-1003
1005A
1005
1006
1006A
1007
1008
1009
1010
LOB.
1013-1015 & 1018-1020
1011-1012
K7
1155
1153
1151-1152
1149-1150
1148
1146
1130-1143
1129
1128
1127
1126
1125
1123
1122
1122a
1121
1120
1119
1118
1117
1116a
1038
1037
1036
1039
1040
1041
1042
1042A
1043
1043A
1035
1045-1046
1030A
1030-1033
1028-1029
K15
1021
1022
1027
1026
1025
1023
1047
1048
1049
1050
1051
1052
1053
1055
1056
DRIVEWAY (RAMP)
DRAINAGE RESERVED AREA
Yellow
Purple

YOHO MALL I - Level 1 Floor Plan

(For identification purpose only)
Floor layout is strictly subject to changes at the landlord's ultimate determination and the final approval of all relevant government authorities)
L:\12_Rent\Floor Plan\Yoho - CDA15\Update\CDA15-L1.dwg* Scale 1:1300 / Paper Size = a4 / Date : 27 May 2022 2:30p.m.